Exhibit 10.2

LOAN AND SECURITY AGREEMENT

Among

PUBLIC FINANCE AUTHORITY

And

SKY HARBOUR CAPITAL II LLC,

and the other borrowers from time to time party hereto, as Borrowers

And

JPMORGAN CHASE BANK, N.A., as Administrative Agent

Dated as of September 1, 2025

And providing for the Issue of

Up to $200,000,000

Public Finance Authority

Revenue Notes

Sky Harbour Obligated Group II Issue, Series 2025

Dated the Date of Delivery

i

Section 1002. Representations and warranties of the Borrowers; Corporate Organization, Authorization, and Powers	27
Section 1003. Tax Status	28
Section 1004. Books and Accounts	29
Section 1005. Notification of Determination of Taxability.	29
Section 1006. Indemnification by Borrowers	29
Section 1007. Closing Expenses	32
Section 1008. Federal Tax Ownership	32
ARTICLE 11 MISCELLANEOUS	32
Section 1101. Amendment	32
Section 1102. Successor and Assigns	33
Section 1103. Notices	33
Section 1104. Agreement Not for the Benefit of Other Parties	34
Section 1105. Severability.	34
Section 1106. Counterparts	34
Section 1107. Captions	34
Section 1108. Governing Law	34
Section 1109. Waiver of Jury Trial	35
Section 1110. Issuer’s Performance	35
Section 1111. No Obligation to Enforce Assigned Rights	36
Section 1112. Content of Certificates	36
Section 1113. Survival of Provisions	37

ii

ARTICLE 1

INTRODUCTION AND DEFINITIONS

Section 101. Description of the Agreement and the Parties.

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of September 1, 2025, by PUBLIC FINANCE AUTHORITY, a joint powers commission created under Section 66.0304 of the Wisconsin Statutes, a unit of government and a body corporate and politic organized and existing under the laws of the State of Wisconsin with the powers, among others, set forth the Act (with its successors, the “Issuer”), SKY HARBOUR CAPITAL II LLC, a Delaware limited liability company (“SH Capital II LLC” or the “Effective Date Borrower”), and the other borrowers from time to time party hereto pursuant to one or more Joinder Agreements (together with the Effective Date Borrower, collectively, the “Borrowers” and, individually, each a “Borrower”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (with its successors, the “Administrative Agent”), on behalf of DNT ASSET TRUST, as initial purchaser (the “Initial Purchaser,” and with its successors and assigns, the “Noteholders”).

The Borrowers have applied for the financial assistance of the Issuer in the financing or refinancing of the acquisition, construction, equipping and/or improvement of the facilities listed on Schedule I hereto (individually, a “Project” and collectively, the “Projects”) and located in the respective jurisdictions set forth therein (collectively, the “Project Jurisdictions”) to be initially occupied by one or more of the Borrowers.

The Issuer, based on representations of the Borrowers but without independent investigation, has found and determined that the financing or refinancing of the Projects will promote significant economic, cultural and community development opportunities, including the creation or retention of employment, the stimulation of economic activity and the promotion of improvements in the health, safety and welfare of persons living or working in the Project Jurisdictions and nearby communities. The Issuer has authorized the issuance of the Notes (as defined herein).

This Agreement provides, among other things, for the following transactions:

(a)    the Issuer’s issue of the Notes;

(b)    the Issuer’s loan of the proceeds of the Notes to the Borrowers for the purpose of financing and refinancing the Projects;

(c)    the Borrowers’ repayment of the loan of Note proceeds from the Issuer through payment to the Administrative Agent, for the benefit of the Noteholders, of all amounts necessary to pay the Notes; and

(d)    the Issuer’s assignment to the Administrative Agent, for the benefit and security of the Noteholders, of the Revenues to be received hereunder and the rights to receive the same.

In consideration of the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Borrowers, and the Administrative Agent agree as set forth herein for their own benefit and for the benefit of the Noteholders, provided that any financial obligation of the Issuer hereunder shall not be a general obligation of the Issuer nor a debt or pledge of the faith and credit of the State of Wisconsin, but shall be a limited obligation payable solely from the funds and Revenues pledged under this Agreement.

Section 102. Definitions.

In addition to terms defined elsewhere herein, the following terms have the following meanings in this Agreement, unless the context otherwise requires, and any capitalized word or term used but not defined herein has the meaning assigned in the Note Purchase Agreement (as defined below):

(a)    “Act” means Sections 66.0301, 66.0303 and 66.0304, as amended, of the Wisconsin Statutes.

(b)    “Additional Notes” means one or more series of additional notes issued from time to time in accordance with the provisions of Article 5, and secured on a parity with the Series 2025 Notes.

(c)    “Authorized Officer” means: (i) in the case of the Issuer, any officer, director or other Person designated by resolution of the Board of Directors of the Issuer (whether such resolution is adopted in connection with the issuance of the Notes or otherwise) or by the Issuer’s Bylaws as an ‘Authorized Signatory’ empowered to, among other things, execute and deliver on behalf of the Issuer, this Agreement and the Notes; (ii) in the case of any Borrower, any officer, director or other Person designated by resolution or other action of such Borrower (whether such resolution or action is adopted in connection with the issuance of the Notes or otherwise), and when used with reference to an act or document of any Borrower, also means any other person duly authorized to perform the act or execute the document on behalf of such Borrower; and (iii) in the case of the Administrative Agent, any corporate officer of the Administrative Agent, including any managing director, executive director, vice president, assistant vice president, or any other officer of the Administrative Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any matter is referred pursuant hereto because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement or the Note Purchase Agreement.

(d)    “Bond Counsel” means Greenberg Traurig, LLP, or any attorney at law or firm of attorneys selected by the Borrowers and acceptable to the Issuer and the Administrative Agent of nationally recognized standing in matters pertaining to the federal tax exemption of interest on obligations issued by states and political subdivisions, and duly admitted to practice law before the highest court of any state of the United States.

(e)    “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are required (by law, regulation or executive order) or authorized to remain closed and on which the New York Stock Exchange is not closed.

(f)    “Closing Date” means the date of initial delivery of the Series 2025 Notes to the Initial Purchaser.

(g)    “Debt Service Account” means the fund so designated pursuant to Section 303.

(h)    “Event of Default” and “default” have the meanings assigned in Section 601(a).

(i)     “Government or Equivalent Obligations” means (i) obligations issued or guaranteed by the United States, including Resolution Funding Corporation Interest STRIPS and United States Agency for International Development Bonds; (ii) senior debt obligations and participation certificates issued by an agency or instrumentality established by an act of Congress, including but not limited to the Federal National Mortgage Association, Federal Home Loan Bank, Federal Home Loan Mortgage Corporation, Federal Farm Credit Bank System, Student Loan Marketing Association, World Bank or Federal Agricultural Mortgage Corporation, in each case rated not lower than the second highest category (without regard to gradations within such category), at the time of acquisition thereof, by at least one nationally recognized rating agency; (iii) certificates evidencing ownership of the right to the payment of the principal of and interest on obligations described in clause (i), provided that such obligations are held in the custody of a bank or trust company satisfactory to the Administrative Agent, in a special account separate from the general assets of such custodian; and (iv) shares of any open-end or closed-end management type investment company or trust registered under 15 U.S.C. §80(a)-l et seq.; provided that the portfolio of such investment company or trust is limited to obligations described in clause (i) and repurchase agreements fully collateralized by such obligations, and provided further that such investment company or trust shall take custody of such collateral either directly or through a custodian satisfactory to the Administrative Agent.

(j)    “IRC” means the Internal Revenue Code of 1986, as it may be amended and applied to the Notes from time to time.

(k)    “Issuer’s Annual Fee” means the Issuer’s annual administration fee determined and payable in the amounts and at the times specified in Section 306(e) hereto.

(l)    “Issuer Indemnified Person” means, collectively, (i) the Sponsors, (ii) the Members and (iii) each and all of the Issuer’s, the Sponsors’ and the Members’ respective past, present and future directors, board members, governing members, trustees, commissioners, elected or appointed officials, officers, employees, Authorized Officers, attorneys, contractors, subcontractors, agents and advisers (including, without limitation, counsel and financial advisers) and each of their respective heirs, successors and assigns.

(m)   “Issuer Resolution” means the resolution of the Issuer dated August 20, 2025, approving this issuance of the Series 2025 Notes.

(n)    “Joint Exercise Agreement” means the Amended and Restated Joint Exercise of Powers Agreement Relating to the Public Finance Authority, dated September 28, 2010 by and among Adams County, Wisconsin, Bayfield County, Wisconsin, Marathon County, Wisconsin, Waupaca County Wisconsin and the City of Lancaster, Wisconsin, as such agreement may be amended from time to time.

(o)    “Maximum Rate” means the lesser of (i) the highest interest rate permitted by applicable law and (ii) the not to exceed interest rate stated in the Issuer Resolution (which rate is 25% per annum).

(p)    “Member” means the parties to the Joint Exercise Agreement and any political subdivision that becomes a member of the Issuer pursuant to the Joint Exercise Agreement.

(q)    “Note Documents” means the Notes, this Agreement, the Note Purchase Agreement, the other Loan Documents, and the Tax Agreement.

(r)    “Note Purchase Agreement” means the Draw Down Note Purchase and Continuing Covenant Agreement, dated as of the Closing Date, by and among the Effective Date Borrower, any other Borrowers that may become parties thereto from time to time, the Administrative Agent, and the Noteholders party thereto, as the same may be amended, modified, supplemented, restated or replaced from time to time.

(s)    “Note Year” means each one-year period (or shorter period beginning on the Closing Date) ending on August 1.

(t)    “Noteholders” means, collectively, the Initial Purchaser and any subsequent registered owner or owners of the Notes from time to time as shown in the books kept by the Administrative Agent.

(u)    “Notes” means, collectively, the Series 2025 Notes, any Additional Notes issued pursuant to Section 501, and any Note or Notes duly issued in exchange or replacement therefor.

(v)    “Opinion of Bond Counsel” means an opinion of Bond Counsel to the effect that the matter or action in question will not adversely affect the exclusion from gross income of interest on the Notes for federal income tax purposes. Any Opinion of Bond Counsel required to be delivered in accordance with the provisions of this Agreement shall be provided at the sole cost and expense of the Borrowers.

(w)    “Outstanding,” when used to modify Notes, refers to Notes issued under this Agreement, excluding: (i) Notes which have been paid; (ii) Notes which have become due and for the payment of which moneys have been duly provided; and (iii) Notes for which there have been irrevocably set aside sufficient funds, or Government or Equivalent Obligations bearing interest at such rates, and with such maturities, as will provide sufficient funds to pay or redeem them; provided, however, that if any such Notes are to be redeemed prior to maturity, the Issuer shall have taken all action necessary to redeem such Notes and notice of such redemption shall have been duly given in accordance with this Agreement.

(x)    “Payment Date” means each date on which any principal of, premium, if any, or interest on any Note is due and payable for any reason provided that if such date is not a Business Day, “Payment Date” shall mean and refer to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(y)    “Person” means an individual, corporation, limited liability company, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

(z)    “Project Costs” means the costs of issuing each series of Notes (not in excess of 2% of the aggregate principal amount of such series) and carrying out the Projects, including repayment of external loans and reimbursement to any Borrower of costs incurred for any Projects and paid by such Borrower prior to the date of issuance (“internal advances”) to the extent permitted by this Agreement and the Tax Agreement, and, to the extent permitted by the Administrative Agent, interest prior to and during construction of any Project, but excluding general administrative expenses, overhead of any Borrower and interest on internal advances.

(aa)   “Rebate Calculation Date” means, with respect to each series of Notes, each fifth anniversary of date of issuance thereof, until and including and the maturity date (or the date of redemption in full) thereof.

(bb)   “Rebate Provision” shall have the meaning set forth in Section 306.

(cc)   “Revenues” means all debt service payments, rates, mortgage payments, rents, fees, charges, and other income and receipts, including proceeds of insurance, eminent domain and sale, and including proceeds derived from any security provided hereunder, payable to the Issuer under this Agreement, excluding fees, costs and expenses of the Issuer and the Issuer Indemnified Persons and any other payments due them in respect of the Unassigned Rights (including, without limitation, indemnification payments).

(dd)   “Series 2025 Notes” means the up to $200,000,000 Public Finance Authority Revenue Notes, Sky Harbour Obligated Group II Issue, Series 2025, dated the date of delivery thereof, and any Note or Notes duly issued in exchange or replacement therefor.

(ee)   “Sponsors” means the National League of Cities, the National Association of Counties, the Wisconsin Counties Association, the League of Wisconsin Municipalities, and any other Person that is identified by the Issuer as an organization sponsoring the Issuer.

(ff)    “Tax Agreement” means the Tax Certificate and Agreement, dated September 4, 2025, by and between the Issuer and the Effective Date Borrower, as amended, modified, supplemented, restated or replaced from time to time.

(gg)   “UCC” means the Uniform Commercial Code of applicable jurisdiction.

(hh)   “Unassigned Rights” means the rights of the Issuer under Sections 306(e), 602(c), 803(c), 804, 805, 1006, 1110, and 1111 of this Agreement and, to the extent not expressly provided in said sections (or in any other sections hereof) the Issuer’s rights hereunder to (i) inspect books and records; (ii) give or receive notices, approvals, consents, requests, and other communications; (iii) receive payment or reimbursement for expenses, including, without limitation, “Additional Payments” as defined herein and the Issuer’s Annual Fee; (iv) immunity from and limitation of liability; (v) indemnification by the Borrowers or any other Person; and (vi) enforce, in its own name and on its own behalf, those provisions hereof and of any other document, instrument or agreement entered into with respect to the Notes that provides generally for the foregoing enumerated rights or any similar rights of the Issuer or any the Issuer Indemnified Person. For avoidance of doubt, the “Unassigned Rights” referenced in clauses (iv), (v), and (vi), above, shall include (but not be limited to) the rights of the Issuer Indemnified Persons to immunity from and limitation of liability and indemnification by the Borrowers as provided herein and the right of any such Issuer Indemnified Person to enforce such rights in his, her or its own name.

Words importing persons include firms, associations and corporations, and the singular and plural form of words shall be deemed interchangeable wherever appropriate.

ARTICLE 2

ASSIGNMENT OF REVENUES; DEFEASANCE

Section 201. The Issuer’s Assignment and Pledge of Revenues.

The Issuer assigns and pledges to the Administrative Agent, for the benefit of the Noteholders, upon the terms hereof, except in all cases for the Unassigned Rights, (a) all Revenues to be received from the Borrowers or derived from any security provided hereunder, (b) all rights to receive such Revenues and the proceeds of such rights, (c) all funds and investments held from time to time in the funds established under this Agreement, and (d) all of its right, title and interest in this Agreement, including enforcement rights and remedies. As further security for its obligations to make payments to the Debt Service Account or otherwise to make payments due hereunder to the Administrative Agent, for the benefit of the Noteholders, and for its other payment obligations under this Agreement, each Borrower grants to the Administrative Agent, for the benefit of the Noteholders, a security interest in its interest in the moneys and other investments held from time to time in any funds and accounts established under this Agreement.

SUBJECT ONLY TO THE RIGHTS OF THE ISSUER TO APPLY AMOUNTS UNDER THE PROVISIONS OF THIS AGREEMENT, THE PLEDGE AND ASSIGNMENT OF THE REVENUES HEREBY MADE SHALL IMMEDIATELY ATTACH THERETO AND SHALL BE EFFECTIVE, BINDING AND ENFORCEABLE FROM AND AFTER THE TIME OF THE DELIVERY OF THE FIRST NOTES UNDER THIS AGREEMENT TO THE ADMINISTRATIVE AGENT, ON BEHALF OF THE NOTEHOLDERS. THE SECURITY SO PLEDGED AND ANY ASSIGNMENT THEN OR THEREAFTER RECEIVED BY THE ADMINISTRATIVE AGENT, ON BEHALF OF THE NOTEHOLDERS, FROM THE ISSUER AS SECURITY FOR THE NOTES SHALL IMMEDIATELY BE SUBJECT TO THE LIEN OF SUCH PLEDGE AND ASSIGNMENT AND THE LIEN OF SUCH PLEDGE AND ASSIGNMENT SHALL BE VALID AND BINDING AGAINST THE ISSUER, PURCHASERS THEREOF, CREDITORS AND ALL OTHER PARTIES HAVING CLAIMS AGAINST THE ISSUER IRRESPECTIVE OF WHETHER SUCH PARTIES HAVE NOTICE THEREOF AND WITHOUT THE NEED FOR ANY PHYSICAL DELIVERY, RECORDATION, FILING, OR FURTHER ACT.

Section 202. Defeasance.

When there are in the Debt Service Account sufficient funds, or Government or Equivalent Obligations in such principal amounts, bearing interest at such rates and with such maturities as will provide sufficient funds to pay or redeem the Notes in full, and when all other amounts due under the Note Documents have been paid and the rights hereunder and thereunder of the Issuer (including, without limitation, the Issuer’s and each Issuer Indemnified Person’s rights to the payments of its fees, costs and expenses and any other payments due them in respect of the Unassigned Rights (including, without limitation, indemnification payments)), the Administrative Agent (including, without limitation, its rights to compensation, reimbursement, and indemnification as set forth in Section 701 and the Note Purchase Agreement) and the Noteholders have been provided for, upon written notice from the Borrower Representative to the Issuer and the Administrative Agent (and acknowledged in writing by the Administrative Agent), the Administrative Agent and the Noteholders shall cease to be entitled to any benefit or security under this Agreement except that the Noteholders shall have the right to receive payment of the funds deposited and held for payment and other rights which by their nature cannot be satisfied prior to or simultaneously with termination of the lien hereof (including obligations of the Borrowers under Sections 304 and 1006), the security interests created by this Agreement (except in such funds and investments) shall terminate, and the Issuer and the Administrative Agent shall execute and deliver such instruments as may be necessary to discharge the lien and security interests created hereunder; provided, however, that if any Notes are to be redeemed prior to the maturity thereof, the Borrowers shall have taken all action necessary to redeem such Notes and notice of such redemption shall have been duly given in accordance with this Agreement and the Note Purchase Agreement. Upon such defeasance, the funds and investments required to pay or redeem the Notes in full shall be irrevocably set aside for that purpose, subject, however, to Section 310 hereof, and moneys held for defeasance shall be invested only as provided above in this section. Any funds or property held by the Administrative Agent and not required for payment or redemption of the Notes in full or to pay any other amounts owing under the Note Documents shall, after satisfaction of all the rights of the Issuer and after allowance for any payments required to be made pursuant to Section 304, be distributed to the Borrower Representative upon such indemnification, if any, as the Issuer, any Issuer Indemnified Person, and the Administrative Agent may reasonably require.

ARTICLE 3

THE BORROWING

Section 301. The Notes.

(a)    Details of the Notes. The Series 2025 Notes shall be issued in fully registered form and in the aggregate principal amount of up to $200,000,000 and shall be numbered from R-1 upwards in order of their issuance, or in any other manner deemed appropriate by the Issuer. The Series 2025 Notes shall be issued in the minimum denomination of $500,000. The Series 2025 Notes shall be dated the date of delivery thereof. Principal and interest on the Series 2025 Notes outstanding from time to time shall be payable at the time and in the amounts set forth in the Note Purchase Agreement, in accordance with the Form of Notes set forth in Section 301(c).

The terms of any Additional Notes shall be set forth in the supplement to this Agreement providing for the issuance thereof.

The Notes shall be signed on behalf of the Issuer by the manual or facsimile signature of an Authorized Officer.

In case any officer whose manual or facsimile signature shall appear on any Note shall cease to be such officer before the delivery thereof, such manual or facsimile signature shall nevertheless be valid and sufficient for all purposes as if he or she had remained in office until after such delivery.

The Series 2025 Notes shall mature on September 1, 2055, and shall bear interest at the rates per annum as set forth in the Form of Notes in Section 301(c), below.

The Series 2025 Notes are subject to prepayment, as described in the Note Purchase Agreement.

The Series 2025 Notes shall be so-called “draw-down” Notes, as described in Treasury Regulation 1.150-1(c)(4)(i), and the Noteholders shall fund the purchase price of the Series 2025 Notes in installments as set forth in this Agreement and the Note Purchase Agreement. Interest on the Series 2025 Notes shall accrue on the aggregate principal amount thereof outstanding from time to time, from the date of each advance by the Noteholders of the purchase price of such Series 2025 Notes in accordance with the provisions hereof and of the Note Purchase Agreement.

Notwithstanding any provision herein to the contrary, at no time, whether as a result of an Event of Default or otherwise, shall the interest on the Notes exceed the Maximum Rate.

(b)    Conditions Precedent to the Delivery of the Series 2025 Notes. The Issuer will issue and deliver the Series 2025 Notes to the Administrative Agent upon payment of the initial installment of the purchase price therefor and receipt of the following:

(i)        executed copies of the Note Documents, all in form and substance acceptable to the Administrative Agent and the Issuer.

(ii)       an opinion of Bond Counsel substantially to the effect that the Series 2025 Notes constitute special limited binding obligations and that the interest on the Series 2025 Notes then issued is excludable from gross income for federal income tax purposes under existing law;

(iii)      an opinion of counsel to the Borrowers in form and substance satisfactory to the Issuer and the Administrative Agent dated the Closing Date;

(iv)      an opinion of counsel to the Issuer in form and substance satisfactory to the Administrative Agent and Bond Counsel dated the Closing Date;

(v)       satisfactory evidence of the approvals required in Section 401(b) hereof with respect to the initial advance of Series 2025 Note proceeds;

(vi)      a closing certificate of the Issuer, in form and substance acceptable to the Administrative Agent dated the Closing Date;

(vii)     evidence that the conditions in Article II of the Note Purchase Agreement have been satisfied; and

(viii)    such other customary closing certificates and documents as may reasonably be required by the Issuer, the Administrative Agent, or Bond Counsel.

(c)    Form of Series 2025 Notes. The Series 2025 Notes shall be issued in substantially the following form.

Registered No. R -	Up to $200,000,000

PUBLIC FINANCE AUTHORITY

Revenue Notes

Sky Harbour Obligated Group II Issue, Series 2025

MATURITY DATE: September 1, 2055

DATE OF THIS NOTE: September 4, 2025

(Date as of which this note was initially issued.)

DATE OF REGISTRATION:                     , 2025

REGISTERED OWNER:

PRINCIPAL AMOUNT: Up to $200,000,000

THIS NOTE IS A SPECIAL LIMITED OBLIGATION OF THE ISSUER PAYABLE SOLELY FROM THE REVENUES (AS DEFINED IN THE HEREINAFTER DEFINED AGREEMENT), AND EXCEPT FROM SUCH SOURCE, NONE OF THE ISSUER, ANY SPONSOR, ANY MEMBER, ANY ISSUER INDEMNIFIED PERSON, THE STATE OF WISCONSIN, OR ANY POLITICAL SUBDIVISION OR AGENCY THEREOF OR ANY POLITICAL SUBDIVISION APPROVING THE ISSUANCE OF THIS NOTE SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST HEREON OR ANY COSTS INCIDENTAL HERETO. THIS NOTE IS NOT A DEBT OF THE STATE OF WISCONSIN OR ANY MEMBER AND DOES NOT DIRECTLY, INDIRECTLY OR CONTINGENTLY OBLIGATE, IN ANY MANNER, ANY MEMBER, THE STATE OF WISCONSIN OR ANY POLITICAL SUBDIVISION OR AGENCY THEREOF OR ANY POLITICAL SUBDIVISION APPROVING THE ISSUANCE OF THIS NOTE TO LEVY ANY TAX OR TO MAKE ANY APPROPRIATION FOR PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON, THIS NOTE OR ANY COSTS INCIDENTAL HERETO. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF ANY MEMBER, THE STATE OF WISCONSIN OR ANY POLITICAL SUBDIVISION OR AGENCY THEREOF OR ANY POLITICAL SUBDIVISION APPROVING THE ISSUANCE OF THIS NOTE, NOR THE FAITH AND CREDIT OF THE ISSUER, ANY SPONSOR OR ANY ISSUER INDEMNIFIED PERSON, SHALL BE PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON, THIS NOTE OR ANY COSTS INCIDENTAL HERETO. THE ISSUER HAS NO TAXING POWER.

THIS NOTE HAS BEEN AUTHORIZED AND ISSUED PURSUANT TO THE LAWS OF THE STATE OF WISCONSIN, INCLUDING PARTICULARLY, SECTION 66.0304 OF THE WISCONSIN STATUTES, AS AMENDED. NOTES ISSUED UNDER SECTION 66.0304 SHALL NOT BE INVALID FOR ANY IRREGULARITY OR DEFECT IN THE PROCEEDINGS FOR THEIR SALE OR ISSUANCE.

Public Finance Authority, a joint powers commission under the Act (as hereinafter defined), the “commission” under Section 66.0304 of the Wisconsin Statutes, and a unit of government and body corporate and politic organized and existing under the laws of the State of Wisconsin (the “Issuer”), for value received promises to pay to the REGISTERED OWNER of this note, or registered assigns, but solely from the moneys to be provided under the Agreement mentioned below, in lawful money of the United States of America, in immediately available funds, an amount equal to the lesser of (i) the aggregate principal amount of Loans extended pursuant to that certain Draw Down Note Purchase and Continuing Covenant Agreement, dated as of September 4 2025 (as amended, modified, supplemented, restated or replaced from time to time, the “Note Purchase Agreement”), among the Borrowers, the Administrative Agent and the Noteholders party thereto, and (ii) the PRINCIPAL AMOUNT stated above, due as set forth in the Note Purchase Agreement, with the remaining principal balance due on the MATURITY DATE, unless paid earlier as provided herein and the Note Purchase Agreement, and to pay interest (computed on the applicable basis set forth in the Note Purchase Agreement) on the PRINCIPAL AMOUNT from time to time outstanding, from the most recent Interest Payment Date (as defined in the Note Purchase Agreement) to which interest has been paid or duly provided for or, if no interest has been paid, from the DATE OF THIS NOTE, at the applicable interest rate per annum determined as set forth in the Note Purchase Agreement for each Loan made thereunder and evidenced hereby, payable on each Interest Payment Date, until the date on which this note becomes due, whether at maturity or by acceleration or redemption.

This note is intended to be a “draw-down” note as described in Treasury Regulation 1.150-1(c)(4)(i), as set forth in the Agreement, with the Noteholders delivering the purchase price in installments as set forth in the Agreement and the Note Purchase Agreement. Loans up to the PRINCIPAL AMOUNT may be made from time to time pursuant to the Note Purchase Agreement and shall be secured and evidenced by this note.

Unless otherwise defined herein, capitalized terms used in this note shall have the same meanings assigned to them in the Loan and Security Agreement, dated as of September 1, 2025 (the “Agreement”), by and among the Issuer, Sky Harbour Capital II LLC, the other borrowers from time to time party thereto (collectively, the “Borrowers”), and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), on behalf of the Noteholders.

Principal and interest shall be payable on each Loan made under the Note Purchase Agreement and evidenced hereby in the amounts and at the times as set forth in the Note Purchase Agreement.

The Administrative Agent shall establish the applicable interest rate for each Loan made pursuant to the Note Purchase Agreement and evidenced by this note, subject to and in accordance with the provisions of the Note Purchase Agreement. Notwithstanding any provision herein to the contrary, at no time, whether as a result of an Event of Default or otherwise, shall the interest on this Note exceed the Maximum Rate.

This note, which may be transferred or exchanged for one or more notes as set forth below (collectively, the “Series 2025 Notes”), is the only instrument representing a borrowing in the aggregate principal amount of up to $200,000,000, being issued by the Issuer under and in accordance with the laws of State of Wisconsin, including Sections 66.0301, 66.0303 and 66.0304, as amended, of the Wisconsin Statutes (the “Act”), and resolutions duly adopted by the board of directors of the Issuer, which resolutions also authorize the execution and delivery of the Agreement. The Series 2025 Notes are being issued pursuant to the Agreement. Pursuant to the Agreement, the Issuer is loaning the proceeds of the Series 2025 Notes to the Borrowers for the purpose of financing and refinancing the Projects. The Borrowers have agreed, jointly and severally, to repay the borrowing in the amounts and at the times necessary to enable the Issuer to pay the principal, premium, if any, and interest on the Series 2025 Notes, and the Issuer has assigned its rights to receive such funds to the Administrative Agent, for the benefit of the Noteholders, subject to the provisions of the Agreement. Reference is made to the Agreement for a description of the funds pledged and the rights, limitations of rights, duties, obligations and immunities of the Borrowers, the Issuer, the Administrative Agent and the Noteholders, including the order of payments in the event of insufficient funds. The Agreement may be amended to the extent and in the manner provided therein.

In case any Event of Default occurs, the principal amount of this note together with accrued interest may be declared due and payable in the manner and with the effect provided in the Agreement.

The Series 2025 Notes are prepayable pursuant to the Agreement and the Note Purchase Agreement prior to maturity, at the direction of the Borrowers, as a whole or in part at the times and at the applicable redemption prices therefor set forth in the Note Purchase Agreement, plus accrued interest to the redemption date.

This note is transferable by the REGISTERED OWNER, subject to the provisions of the Agreement, in person or by its attorney duly authorized in writing, at the office of the Administrative Agent, upon surrender of this note to the Administrative Agent for cancellation. Upon the transfer, a new Series 2025 Note or Series 2025 Notes of the same aggregate principal amount will be issued to the transferee at the same office. This note may also be exchanged at the office of the Administrative Agent for a new Series 2025 Note or Series 2025 Notes of the same aggregate principal amount without transfer to a new registered owner. Exchanges and transfers will be without expense to the holder except for applicable taxes or other governmental charges, if any. The Administrative Agent will not be required to make an exchange or transfer of this note during the 15 days preceding (i) any date fixed for redemption if this note (or any part thereof) is eligible to be selected or has been selected for the redemption and (ii) the MATURITY DATE.

The Series 2025 Notes are issuable only in fully registered form in the minimum denomination of $500,000.

The Issuer, the Administrative Agent and the Borrowers may treat the REGISTERED OWNER as the absolute owner of this note for all purposes, notwithstanding any notice to the contrary.

No Issuer Indemnified Person nor any Person executing this note are liable personally hereon or subject to any personal liability or accountability by reason of the issuance hereof.

PUBLIC FINANCE AUTHORITY
(SEAL)

By:
Name:
	Title	Assistant Secretary

ASSIGNMENT

For value received the undersigned sells, assigns and transfers this note to

(Name and Address of Assignee)

Social Security or Other Identifying Number of Assignee

and irrevocably appoints                                                    attorney-in-fact to transfer it on the books kept for registration of the note, with full power of substitution.

NOTE: The signature to this assignment must correspond with the name as written on the face of the note without alteration or enlargement or other change.

Dated:

Signature Guaranteed/Notarized:

Participant in a Recognized

Signature Guarantee Medallion

Program

By:
Authorized Signature

[End of Series 2025 Note Form]

(d)     Replacement of Notes. Replacement Notes shall be issued pursuant to applicable law as a result of the destruction, loss or mutilation of the Notes. The costs of a replacement shall be paid or reimbursed by the applicant, who shall indemnify the Issuer, the Administrative Agent, and the Borrowers against all liability and expense in connection therewith.

(e)     Notes Are Not General Obligations. The Notes do not now and shall never constitute a general obligation or debt or pledge of the faith and credit of the Issuer, nor a debt or pledge of the faith and credit of the State of Wisconsin, and each covenant and undertaking by the Issuer herein and in the Notes to make payments is not a general obligation of the Issuer or a debt or a pledge of the faith and credit of the State of Wisconsin, but is a limited obligation payable solely from the revenues and other funds provided under this Agreement and is a valid claim of the Administrative Agent only against such revenues and other funds. Nothing herein shall be construed as requiring the Issuer to use any funds or revenues from any source other than the Revenues.

Section 302. Application of Note Proceeds.

It is the intention of the Issuer, the Borrowers and the Administrative Agent that the Series 2025 Notes shall constitute a draw-down loan, as defined in Treas. Reg. §1.150-1(c)(4)(i). The Noteholders have agreed to fund each such draw as a Loan evidenced and secured by the Series 2025 Notes, under the conditions set forth in the Note Purchase Agreement and subject to the conditions hereof (including, without limitation, Section 401(b)). The initial installment of the proceeds of the Series 2025 Notes shall be issued, drawn down and disbursed from time to time either directly or indirectly through reimbursement to the Borrowers to pay Project Costs, in accordance with and subject to the requirements of the Note Purchase Agreement and this Agreement.

Section 303. Debt Service Account.

In accordance with Section 5.18 of the Note Purchase Agreement, a Debt Service Account has been established with the Administrative Agent, and moneys shall be deposited therein as provided in this Agreement and in the Note Purchase Agreement. The moneys in the Debt Service Account and any investments held as part of such account shall be held as provided in the Note Purchase Agreement and, except as otherwise provided in the Note Purchase Agreement, shall be applied solely to the payment of the principal, redemption premium, if any, and interest on the Notes. The Administrative Agent shall apply moneys in the Debt Service Account as provided in the Note Purchase Agreement.

Section 304. Rebate.

(a)     Payments of Rebate. No later than 30 days following each Rebate Calculation Date (or any earlier date that may be necessary to make a required payment to the United States under Section 304(c)), the Borrower Representative shall compute and certify to the Issuer and the Administrative Agent in reasonable detail the amount of the Excess (as defined in Section 304(b)), if any, as of each such Rebate Calculation Date.

(b)    Excess. “Excess” means the sum of:

A.    the aggregate amount earned on all Nonpurpose Investments (other than investments attributable to an excess described in this subparagraph) attributable to the Gross Proceeds of Notes including those on deposit in the Debt Service Reserve Fund (but not including those in the Debt Service Account so long as the conditions described below continue to be met) over

B.    the amount which would have been earned if such Nonpurpose Investments were invested at a rate equal to the yield (determined in accordance with the Rebate Provision) on the Notes to which such Gross Proceeds are attributable, plus any income attributable to the Excess described in subparagraph (A) above.

The amount of any calculated Excess shall be reduced by any payments made to the United States pursuant to Section 304(c). The terms “Nonpurpose Investment” and “Gross Proceeds” shall have the meanings given in the Rebate Provision and shall be applied as provided therein. Earnings on amounts deposited in the Debt Service Account shall be excluded from the calculation of any Excess if the gross earnings on such amounts for each Note Year are less than $100,000 (or a pro rata portion of $100,000 in the case of a short Note Year).

(c)    Payment of Rebate to the United States.

(i)    No later than 45 days following each Rebate Calculation Date (or any earlier date that may be required to comply with the Rebate Provision), the Borrowers shall cause to be paid to the United States on behalf of the Issuer the full amount of rebate then required to be paid under IRC Section 148(f) (the “Rebate Provision”) as certified by the Borrower Representative in accordance with Section 304(c)(ii). No later than 45 days after the Notes have been paid in full (whether at maturity or through redemption prior to maturity), the Borrowers shall cause to be paid to the United States on behalf of the Issuer the full amount of rebate then required to be paid under the Rebate Provision as certified by the Borrower Representative in accordance with Section 304(c)(ii). Each such payment shall be made to the Internal Revenue Service Center, Ogden, Utah 84201 or any successor location specified by the Internal Revenue Service, accompanied by a Form 8038-T (or other similar information reporting form) prepared by the Borrower.

(ii)    No later than 15 days prior to each date on which any payment is due under Section 304(c)(i) (a “Rebate Payment Date”), the Borrower Representative shall deliver to the Issuer and the Administrative Agent a certificate specifying the amount then required to be paid pursuant to Section 304(c)(i). Such certificate shall be accompanied by (A) a rebate report prepared by a rebate consultant, (B) a completed Form 8038-T, in form acceptable to the Issuer, which is to be signed by an Authorized Officer of the Issuer, (C) a certification of the Borrower Representative stating that the Form 8038-T is accurate and complete, and (D) the amount required to be paid.

(d)     Records. Each Borrower shall keep such records as will enable them to fulfill their responsibilities under this section and the Rebate Provision.

(e)     Interpretation of this Section. The purpose of this Section 304 is to satisfy the requirements of the Rebate Provision. Accordingly, this section shall be construed so as to meet such requirements. The Borrowers covenant that all action taken under this section shall be taken in a manner that complies with the Rebate Provision and that they shall neither take any action nor omit to take any action that would cause the Notes to be arbitrage bonds by reason of the failure to comply with the Rebate Provision.

(f)     Prompt Expenditure of Proceeds: Rebate Alternative. The Borrowers may exclude from their computation of an Excess required by Section 304(a) any Gross Proceeds that are not subject to rebate pursuant to IRC Section 148(f)(4)(B) or (C) or Treas. Reg. § 1.148-7.

(g)    Compliance by the Borrowers. To the extent any payment of rebatable arbitrage is not timely made to the United States, the Borrowers shall pay to the United States on behalf of the Issuer any interest, penalty, or other amount necessary to prevent the Notes from becoming arbitrage bonds within the meaning of IRC Section 148. The Borrowers covenant that to the extent necessary they shall obtain the advice and assistance of experts to aid them in complying with the Rebate Provision.

Section 305. Application of Moneys.

If the moneys provided by the Borrowers, including any available moneys in the Debt Service Account, are not sufficient on any day to pay all principal, redemption price and interest on the Outstanding Notes then due or overdue, such moneys (other than any sum in the Debt Service Account irrevocably set aside for the redemption of particular Notes or required to purchase Notes under outstanding purchase contracts) shall be applied first to the payment of interest, including interest on overdue principal, in the order in which the same became due (pro rata with respect to interest which became due at the same time), and second to the payment of principal and redemption premiums, if any, without regard to the order in which the same became due (in proportion to the amounts due). For this purpose interest on overdue principal shall be treated as coming due on the first day of each month.

Section 306. Loan of Proceeds; Payments by the Borrowers.

(a)     The Issuer shall loan the proceeds of the Notes to the Borrowers for the purposes of financing and refinancing Project Costs, in accordance with the provisions of this Agreement and the Note Purchase Agreement. The Borrowers shall repay each loan of Note proceeds at the times and in the amounts to enable the Issuer to make the payments due on the Notes as set forth in the applicable Note and in the Note Purchase Agreement. The Borrowers shall, on or before each Payment Date, deposit or cause to be deposited in the Debt Service Account, a sum equal to all payments due on the Notes on each such Payment Date, less amounts already on deposit in the Debt Service Account, if any, and available, for that purpose. All payments made by the Borrowers under this Agreement and the Note Purchase Agreement shall be made in lawful money of the United States of America, in immediately available funds.

(b)    The payments to be made under the foregoing subsection shall be appropriately adjusted to reflect any earnings on amounts in the Debt Service Account, and any purchase or redemption of Notes.

(c)    At any time when any principal of the Notes is overdue or any interest is unpaid, the Borrowers also shall have a continuing obligation to pay an amount equal to interest on the overdue principal or unpaid interest, as set forth in the Form of Notes in Section 301(c). Redemption premiums, if any, shall not bear interest.

(d)    Any payments by the Borrowers to the Administrative Agent for deposit in the Debt Service Account under the Note Purchase Agreement shall discharge the obligation of the Borrowers to the extent of such payments, provided, that if any such moneys are invested and a loss results therefrom so that there are insufficient funds to pay the principal of and interest on the Notes when due, the Borrowers shall supply the deficiency.

(e)    The Borrowers shall pay to the Issuer “Additional Payments,” as follows:

(i)    all taxes and assessments of any type or character charged to the Issuer affecting the amount available to the Issuer from payments to be received hereunder or in any way arising due to the transactions contemplated hereby (including taxes and assessments assessed or levied by any public agency or governmental authority of whatsoever character having power to levy taxes or assessments); provided, however, that the Borrowers shall have the right to protest any such taxes or assessments and to require the Issuer, at the Borrowers’ expense, to protest and contest any such taxes or assessments levied upon it and that the Borrowers shall have the right to withhold payment of any such taxes or assessments pending disposition of any such protest or contest unless such withholding, protest or contest would adversely affect the rights or interests of the Issuer;

(ii)    the documented fees and expenses of such accountants, consultants, attorneys and other experts as may be engaged by the Issuer in connection with the performance of its duties hereunder and to prepare audits, financial statements, reports, opinions or provide such other services required under this Agreement or the Note Documents, including, but not limited to, any audit or inquiry by the Internal Revenue Service or any other governmental body;

(iii)    and the documented fees and expenses of the Issuer, including the Issuer’s Annual Fee, and any agent or attorney selected by the Issuer to act on its behalf in connection with this Agreement, the Note Documents, or the Notes, including, without limitation, any and all expenses incurred in connection with the authorization, issuance, sale and delivery of any such Notes or in connection with any litigation, investigation, inquiry or other proceeding which may at any time be instituted involving this Agreement, the Note Documents, or the Notes or any of the other documents contemplated thereby, or in connection with the reasonable supervision or inspection of any Borrower, its properties, assets or operations or otherwise in connection with the administration of this Agreement and the Note Documents.

Such payments shall be billed to the Borrowers by the Issuer from time to time, together with a statement certifying that the amount billed has been incurred or paid by the Issuer for one or more of the above items. After such a demand, amounts so billed shall be paid by the Borrowers within thirty (30) days after receipt of the bill by the Borrowers. Notwithstanding the foregoing, the Issuer may, but shall not be required to, submit a bill to the Borrowers for payment of the Issuer’s Annual Fee. The Issuer’s Annual Fee shall be paid in semiannual installments on the six (6) month anniversary of the Closing Date and subsequently on the same day every sixth (6th) month thereafter (or such other semiannual dates as are specified by the Issuer). The amount of each semiannual payment shall be determined by multiplying (i) the principal amount of the Notes Outstanding as of the last day of the calendar month preceding the installment payment due date by (ii) 0.015 percent (1.5 basis points) by (iii) one half (1/2). If applicable the amount of the Issuer’s Annual Fee for the first and last periods shall be prorated.

Any invoice furnished to the Borrowers by the Issuer pursuant to this Section 306(e) shall be deemed to constitute a written notice under Section 601(a)(ii)(A) sufficient to cause the notice period specified in said section to commence.

Section 307. Unconditional Obligation.

To the extent permitted by law, the obligation of the Borrowers to make payments to the Issuer and the Administrative Agent under this Agreement shall be absolute and unconditional, shall be binding and enforceable in all circumstances whatsoever, shall not be subject to setoff, recoupment or counterclaim, and shall be a joint and several general obligation of each Borrower to which the full faith and credit of each Borrower are pledged.

Section 308. Redemption of the Notes.

(a)     Optional Redemption. The Notes are redeemable prior to maturity at the written direction of the Borrower Representative to the Administrative Agent (with a copy to the Issuer). Such redemption shall be in accordance with the terms of the optional prepayment provisions of the Note Purchase Agreement, as a whole or in part at any time, at the redemption price equal to the principal amount thereof, without any premium, penalty or fees, except as set forth in the Note Purchase Agreement, plus accrued interest to the redemption date. Upon the delivery of such written direction from the Borrower Representative to the Administrative Agent, the Issuer shall be deemed, without any action on the Issuer’s part, to have exercised its option to redeem the Notes under this Section

(b)    Payment of Redemption Price and Accrued Interest. Whenever Notes are called for redemption, the accrued interest thereon shall become due on the redemption date and shall be paid from the Debt Service Account to the extent of any available moneys therein. To the extent not otherwise provided, the Borrowers shall pay the redemption price of and accrued interest on the Notes.

(c)     Notice of Redemption. When Notes are to be redeemed, the Borrower Representative shall give notice to the Administrative Agent (with a copy to the Issuer), in the manner and at the times set forth in the Note Purchase Agreement with respect to the prepayment of the Loans made thereunder.

(d)    Purchase in Lieu of Redemption. When the Notes are called for optional redemption pursuant to clause (a) or as provided in the form of Notes, the Borrowers may purchase, or cause the purchase, of some or all of the Notes called for redemption if it gives written notice, as appropriate, to the Administrative Agent and the Issuer not later than two Business Days before the redemption date that it wishes to cause such purchase, the principal amount of Notes specified in the notice, at a purchase price equal to the redemption price. On or before the date specified as the redemption date, the Administrative Agent shall be furnished sufficient funds, provided by or on behalf of the Borrowers in sufficient time for the Administrative Agent to make the purchase on or before the redemption date. Any such purchase of Notes by or on behalf of the Borrowers shall not be deemed to be a payment or redemption of the Notes or any portion thereof and such purchase shall not operate to extinguish or discharge the indebtedness evidenced by such Notes.

(e)     Conversion to other Modes. Upon any purchase in lieu of redemption pursuant to clause (d) above, the Borrowers may elect to convert the Notes from the Bank Drawdown Mode to another Mode and remarket the Notes in such other Mode as provided in Exhibit A hereto.

ARTICLE 4

THE PROJECTS

Section 401. Disbursements.

(a)     Use of Proceeds. Series 2025 Note proceeds not disbursed at the time of issuance of the Series 2025 Notes shall be paid by the Administrative Agent in accordance with the requirements of the Note Purchase Agreement. It is the intention of the Issuer, the Borrowers and the Administrative Agent that the Series 2025 Notes shall constitute a draw-down loan, as defined in Treas. Reg. §1.150-1(c)(4)(i). The Noteholders have agreed to fund each such draw as a Loan evidenced and secured by the Series 2025 Notes, under the conditions set forth in the Note Purchase Agreement, and the portion of the Series 2025 Notes evidencing such Loan shall not be deemed issued or Outstanding hereunder until so drawn.

(b)     Disbursement Conditions; Local Approval. In addition to and not in limitation of the requirements with respect to the making of Loans and disbursement of Series 2025 Note proceeds pursuant to the provisions of the Note Purchase Agreement, no Loans shall be made from the proceeds of the Series 2025 Notes for a Project, unless and until, the Borrower Representative has provided evidence satisfactory to the Administrative Agent and the Issuer that the applicable Borrower has obtained (a) approval for the financing of such Project by the governing body or highest-ranking executive or administrator of the jurisdiction where such Project is located for the purposes of and in accordance with Section 66.0304(11)(a) of the Act, and (b) the approval for the financing of such Project by the appropriate elected official of the jurisdiction where such Project is located after appropriate notice and a hearing as required by Section 147(f) of the IRC.

Section 402. Use of Projects.

(a)    Compliance with Law. In the construction, renovation, maintenance, improvement and operation of each Project, each Borrower covenants that it has complied and will comply in all material respects with any provisions of the Act applicable to such Borrower, and that it has complied in all material respects and will comply in all materials respects with all applicable building, zoning, land use, environmental protection, labor and employment, sanitary and safety laws, rules and regulations, and all applicable insurance requirements, and will not permit a nuisance thereon; but it shall not be a breach of this subsection if any Borrower fails to comply in all material respects with any such laws, rules, regulations and requirements during any period in which the Borrower is diligently and in good faith contesting the validity thereof.

(b)    Payment of Lawful Charges. The Borrowers shall make timely payment of all taxes and assessments and other municipal or governmental charges and all claims and demands for work, labor, services, materials or other objects which, if unpaid, might by law become a lien on any Project or any part thereof; but it shall not be a breach of this subsection if any Borrower fails to pay any such item during any period in which such Borrower is diligently and in good faith contesting the validity thereof, provided that the laws applicable to contesting its validity do not require payment thereof and proceedings for a refund.

(c)    No Reliance. Each Borrower acknowledges that it is fully familiar with the physical condition of each Project and that it is not relying on any representation of any kind by the Issuer, the Administrative Agent or any Noteholder concerning the nature or condition thereof. None of the Issuer, the Administrative Agent, or any Noteholder shall be liable to any Borrower or any other Person for any latent or patent defect in any Project. THE ISSUER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, CONDITION, WORKMANSHIP, OR THE ACTUAL OR DESIGNED CAPACITY OF ANY PART OF ANY PROJECT OR ITS SUITABILITY FOR THE BORROWERS' PURPOSES, OR FOR THE PURPOSES SPECIFIED IN THIS AGREEMENT, OR THE EXTENT TO WHICH PROCEEDS DERIVED FROM THE SALE OF THE NOTES WILL PAY THE COSTS TO BE INCURRED IN CONNECTION THEREWITH.

Section 403. Insurance.

The Borrowers shall maintain insurance coverages as set forth in the Note Purchase Agreement.

Section 404. Damage to or Destruction or Taking of the Project.

(a)    Recovery of Insurance Proceeds. In the event of damage to or destruction of all or any part of any Project, the Borrower Representative shall have primary responsibility to recover any insurance proceeds owed to any Borrower pursuant to insurance policies maintained in accordance with Section 404. Such proceeds shall be applied as provided in the Note Purchase Agreement.

(b)    Eminent Domain. In the event of a taking of all or any part of any Project by eminent domain, the Borrower Representative shall have primary responsibility to recover any applicable proceeds. Such proceeds shall be applied as provided in the Note Purchase Agreement.

ARTICLE 5

ADDITIONAL NOTES

Section 501. Additional Notes.

The Issuer may, in its sole and exclusive discretion, issue Additional Notes to complete the Projects, finance additional Projects, to refund Notes or other indebtedness previously issued by the Issuer or incurred by the Borrower, and to finance or refinance any other project permitted under the Act, on a parity with the liens securing the Outstanding Notes, but in each case only with the approval of the Issuer and the prior written consent of the Administrative Agent, on behalf of the Noteholders, and upon compliance with all applicable legal requirements.

Any such Additional Notes shall be issued pursuant to a supplement to this Agreement executed and delivered by the Borrowers, the Issuer and the Administrative Agent prior to the delivery of such Additional Notes, and consented to in writing by the Administrative Agent, on behalf of the Noteholders, which supplement shall provide for the details of the Additional Notes, including the application of the proceeds thereof, substantially in accordance with the provisions hereof relating to the Notes. The supplemental agreement shall require payments by the Borrowers at such times and in such manner as shall be necessary to provide for full payment of the debt service on the Additional Notes as it becomes due. The supplemental agreement may also amend any other provision of this Agreement that the Issuer and the Administrative Agent, on behalf of the Noteholders, approve in writing.

ARTICLE 6

DEFAULT AND REMEDIES.

Section 601. Default by the Borrowers.

(a)    Events of Default; Default. “Event of Default” in this Agreement means any one of the events set forth below and “default” means any Event of Default without regard to any lapse of time or notice.

(i)     Debt Service. Any principal or premium, if any, of any Note shall not be paid within two (2) Business Days following the date the same becomes due and payable or any interest on any Note shall not be paid within three (3) Business Days following the date the same becomes due and payable, in each case, whether at maturity, by acceleration, upon redemption or otherwise, or the Borrowers shall fail to make any other payment required of them under this Agreement within three (3) Business Days following the date the same becomes due and payable.

(ii)    Other Obligations. The Borrowers shall fail (A) to make any other payment (other than as set forth in paragraph (i)) required hereunder within five (5) Business Days following the date when the same is due and payable, or (B) to perform its obligations under Section 403, or (C) to perform any of its other agreements, covenants or obligations under this Agreement, and such failure is not remedied within 30 days after written notice thereof is given by the Administrative Agent or the Issuer (solely with respect to the Unassigned Rights) to the Borrowers, provided that if such failure reasonably cannot be cured within such 30-day period and so long as the Borrowers commence and diligently proceed to cure such default within such 30-day period, the period of time to cure such default shall be extended for an additional 60 days.

(iii)    Breach of Other Agreements. (A) An Event of Default shall occur under the Note Purchase Agreement, or (B) an event of default shall occur under any other Note Document (and continue beyond the expiration of any applicable grace or notice period).

Section 602. Remedies for Events of Default.

If an Event of Default occurs that has not been waived by the Administrative Agent, on behalf of the Noteholders, the Administrative Agent, on behalf of the Noteholders, will have all of the rights available to it under applicable law, including without limitation all of the rights set forth the Note Documents, and the rights as follows:

(a)     Acceleration. The Administrative Agent, on behalf of the Noteholders, may, by written notice to the Borrower Representative and the Issuer, declare immediately due and payable the principal amount of the Outstanding Notes and the payments to be made by the Borrowers therefor, and accrued interest on the foregoing, whereupon the same shall become immediately due and payable without any further action or notice.

(b)    Rights as a Secured Party. The Administrative Agent, on behalf of the Noteholders, may exercise all of the rights and remedies of a secured party under the UCC with respect to securities in the Debt Service Account and the Debt Service Reserve Fund, including the right to retain such securities and apply the same against the obligations of the Borrowers hereunder.

(c)    Unassigned Rights; Non-Impairment. The Issuer, without the consent of the Administrative Agent or any Noteholder, may proceed to enforce the obligations of the Borrowers to the Issuer in respect of the Unassigned Rights. Nothing herein shall be deemed or construed to limit, impair or affect in any way the Issuer’s (or any Issuer Indemnified Person’s) right to enforce the Unassigned Rights, regardless of whether there is then existing an Event of Default (including, without limitation, a payment default), or any action based thereon or occasioned by an Event of Default or alleged Event of Default, and regardless of any waiver or forbearance granted by any Noteholder in respect thereof. Any default or Event of Default in respect of the Unassigned Rights may only be waived with the Issuer’s written consent.

Section 603. Court Proceedings.

The Administrative Agent, on behalf of the Noteholders, may enforce the provisions of this Agreement by legal proceedings for the specific performance of any covenant, obligation or agreement contained herein, whether or not an Event of Default exists, or for the enforcement of any other appropriate legal or equitable remedy, and may recover damages caused by any breach by the Issuer or the Borrowers of the provisions of this Agreement, including court costs, reasonable attorneys’ fees and other costs and expenses incurred in enforcing the obligations of the Issuer or the Borrowers hereunder.

Section 604. Revenues after Default.

The proceeds from the exercise of any rights pursuant to Section 602 shall be held by the Administrative Agent, on behalf of the Noteholders, and applied, after (i) payment or reimbursement of the reasonable expenses of the Noteholders and the Administrative Agent, and (ii) payment of the fees, costs and expenses of the Issuer and the Issuer Indemnified Persons and any other payments due them in respect of the Unassigned Rights (including, without limitation, indemnification payments), provided that payment of the amounts due to the Issuer or the Issuer Indemnified Persons under this Section shall not absolve the Borrowers from liability therefor except to the extent of the amounts received from the Administrative Agent, then, in accordance with the Note Purchase Agreement.

Section 605. Remedies Cumulative.

The rights and remedies under this Agreement shall be cumulative and shall not exclude any other rights and remedies allowed by law. The failure to insist upon a strict performance of any of the obligations of the Borrowers or of the Issuer or to exercise any remedy for any violation thereof shall not be taken as a waiver by any Person for the future of the right to insist upon strict performance or of the right to exercise any remedy for the violation or any other violation.

ARTICLE 7

THE ADMINISTRATIVE AGENT.

Section 701. Administrative Agent. JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Noteholders hereunder pursuant to Article VIII of the Note Purchase Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Noteholders to the Administrative Agent pursuant to Article VIII of the Note Purchase Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Note Purchase Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder. The Borrowers shall, jointly and severally, pay or reimburse the Administrative Agent for its reasonable and documented expenses and disbursements, including attorneys’ fees, hereunder.

ARTICLE 8

THE ISSUER

Section 801. Corporate Organization, Authorization and Power.

The Issuer represents as follows:

(a)    The Issuer is a joint powers commission under the Act, the “commission” under Section 66.0304 of the Wisconsin Statutes, and a unit of government and body corporate and politic created and validly existing under the laws of the State of Wisconsin; and has full power and authority under the Act to adopt the resolution approving the Series 2025 Notes and this Agreement; to enter into, perform its obligations under, and exercise its rights under this Agreement; and when executed and delivered by the respective parties thereto, this Agreement will constitute the legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium and other laws relating to or affecting creditors’ rights, by the application of equitable principles, by the exercise of judicial discretion in appropriate cases and by the limitation on legal remedies against joint powers commissions or governmental units of the State of Wisconsin.

(b)    By official action of the Issuer prior to or concurrently herewith, the Issuer has authorized and approved the execution and delivery of this Agreement and the consummation by the Issuer of the transactions contemplated hereby.

(c)    To the knowledge of the Issuer, there are no actions, suits, proceedings, inquiries, or investigations, at law or in equity, before or by any court, governmental agency, public board or body, pending against the Issuer seeking to restrain or enjoin the sale or issuance of the Series 2025 Notes, or in any way contesting or affecting any proceedings of the Issuer taken concerning the sale thereof, the pledge or application of any moneys or security provided for the payment of the Series 2025 Notes, in any way contesting the validity or enforceability of this Agreement or contesting in any way the existence or powers of the Issuer relating to the authorization, issuance and sale of the Series 2025 Notes.

(d)    The execution and delivery by the Issuer of this Agreement and compliance with the provisions on the Issuer’s part contained herein will neither (i) materially conflict with nor constitute a material breach of or default under any loan agreement, indenture, bond, note, resolution, agreement or other instrument to which the Issuer is a party or is otherwise subject, nor (ii) result in the creation or imposition of any lien, charge or other security interest or encumbrance of any nature whatsoever upon any of the properties or assets of the Issuer under the terms of any such loan agreement, indenture, bond, note, resolution, agreement or other instrument, except as provided by this Agreement.

(e)    The execution and delivery by the Issuer of this Agreement and compliance with the provisions on the Issuer’s part contained herein will neither (i) materially conflict with or constitute a material breach of or default under any applicable State of Wisconsin or federal law, administrative regulation, judgment or decree, nor (ii) result in the creation or imposition of any lien, charge or other security interest or encumbrance of any nature whatsoever upon any of the properties or assets of the Issuer under the terms of any such applicable State of Wisconsin or federal law, administrative regulation, judgment or decree, except as provided by this Agreement.

No Issuer Indemnified Person (including any Issuer Indemnified Person who executes any certificate in connection with the Series 2025 Notes that restates or certifies as to the truth and accuracy thereof) shall be individually liable for the breach by the Issuer of any representation or covenant contained in this Agreement.

Section 802. Covenants as to Payment; Faith and Credit of State Not Pledged.

The Issuer covenants that it will promptly pay or cause to be paid the principal of, premium, if any, interest and other charges, if any, on all Notes at the place, on the dates and in the manner provided herein and in the Notes; provided, however, that the Notes do not now and shall never constitute a general obligation of the Issuer or a debt or pledge of the faith and credit of the State of Wisconsin, and all covenants and undertakings by the Issuer hereunder and under the Notes to make payments are special limited obligations of the Issuer payable solely from the Revenues and funds pledged hereunder. The Issuer agrees that the Administrative Agent may enforce all rights of the Issuer (except the Unassigned Rights) and all obligations of the Borrowers hereunder, whether or not the Issuer is in default hereunder.

Section 803. Rights and Duties of the Issuer.

(a)    Remedies of the Issuer. Notwithstanding any contrary provision in this Agreement, the Issuer shall have the right to take any action not prohibited by law or make any decision not prohibited by law with respect to proceedings for indemnity against the liability of the Issuer and the Issuer Indemnified Persons and for collection or reimbursement of moneys due to it under this Agreement for its own account. The Issuer may enforce its rights under this Agreement which have not been assigned to the Administrative Agent by legal proceedings for the specific performance of any obligation contained herein or for the enforcement of any other legal or equitable remedy, and may recover damages caused by any breach by any Borrower of its obligations to the Issuer under this Agreement, including court costs, attorney’s fees and other costs and expenses incurred in enforcing such obligations.

(b)    Limitations on Actions. Without limiting the generality of Section 803(c), the Issuer shall not be required to monitor the financial condition of any Borrower and shall not have any responsibility or other obligation with respect to reports, notices, certificates or other documents filed with it hereunder.

(c)    Responsibility. The Issuer and the Issuer Indemnified Persons shall be entitled to the advice of counsel (who may be counsel for any party) and shall not be liable for any action taken or omitted to be taken in good faith in reliance on such advice. They may rely conclusively on any communication or other document furnished to it under this Agreement and reasonably believed by it to be genuine. No such Person shall be liable for any action (i) taken in good faith and reasonably believed to be within the discretion or powers conferred upon such Person, or (ii) in good faith omitted to be taken because such Person reasonably believed such action to be beyond the discretion or powers conferred upon such Person, or (iii) taken pursuant to any direction or instruction by which such Person is governed under this Agreement, or (iv) omitted to be taken by reason of the lack of direction or instruction required for such action, nor shall such Person be responsible for the consequences of any error of judgment reasonably made by such Person. The Issuer shall in no event be liable for the application or misapplication of funds, or for other acts or defaults by any Person except in the case of its own willful misconduct. When any consent or other action by the Issuer is called for by this Agreement, the Issuer may defer such action pending such investigation or inquiry or receipt of such evidence, if any, as it may require in support thereof. It shall not be required to take any remedial action (other than the giving of notice) unless indemnity is provided for any expense or liability to be incurred thereby. It shall be entitled to reimbursement for expenses incurred or advances made, with interest at the “prime rate” of the Administrative Agent, as announced from time to time (or, if none, the nearest equivalent), in the exercise of its rights or the performance of its obligations hereunder, to the extent that it acts without previously obtaining indemnity. No permissive right or power to act shall be construed as a requirement to act; and no delay in the exercise of any such right or power shall affect the subsequent exercise of that right or power. The Issuer shall not be required to take notice of any breach or default by any Borrower under this Agreement except when given notice thereof by the Administrative Agent, on behalf of the Noteholders. No recourse shall be had by the Borrowers or the Administrative Agent, on behalf of the Noteholders, for any claim based on this Agreement, the Notes or any agreement securing the same against any Issuer Indemnified Person alleging personal liability on the part of such Person unless such claim is based upon the willful misconduct of such Person. No covenant, stipulation, obligation or agreement of the Issuer contained in this Agreement shall be deemed to be a covenant, stipulation, obligation or agreement of any Issuer Indemnified Person in his or her individual capacity, and no Person executing a Note shall be liable personally thereon or be subject to any personal liability or accountability by reason of the issuance thereof.

Without limiting the generality of the foregoing, each Borrower acknowledges that in the event of an examination, inquiry or related action by the Internal Revenue Service with respect to the Notes or the exclusion of interest thereon from the gross income of the holders thereof for federal income tax purposes, the Issuer may be treated as the responsible party, and the Borrowers agree to respond promptly and thoroughly to the satisfaction of the Issuer to such examination, inquiry or related action on behalf of and at the direction of the Issuer. The Borrowers further agree to pay all costs of counsel selected by the Issuer to represent the Issuer in connection with such examination, inquiry or related action. The Borrowers shall indemnify and hold harmless the Issuer against any and all costs, losses, claims, penalties, damages or liability of or resulting from such examination, inquiry or related action by the Internal Revenue Service, including any settlement thereof by the Issuer.

(d)    Financial Obligations. Nothing contained in this Agreement is intended to impose any pecuniary liability on the Issuer nor shall it in any way obligate the Issuer to pay any debt or meet any financial obligations to any Person at any time in relation to any Project except from the Revenues and other moneys received under the provisions of this Agreement.

(e)    Waiver of Personal Liability. No Issuer Indemnified Person shall be individually or personally liable for the payment of any principal (or redemption price) or interest on the Notes or costs incidental thereto or any sum hereunder or any claim based hereon, or be subject to any personal liability or accountability by reason of the execution and delivery of this Agreement or any other Note Document to which it is a party; but nothing herein contained shall relieve any such Issuer Indemnified Person from the performance of any official duty provided by law or by this Agreement.

Section 804. Non-Liability of Issuer.

(a)    The Issuer shall not be obligated to pay the principal of, premium, if any, or interest on the Notes or any costs incidental thereto, except from the Revenues. Neither the faith and credit nor the taxing power of any Sponsor, any Member, the State of Wisconsin or any other political subdivision or agency thereof or any political subdivision approving the issuance of the Notes, nor the faith and credit of the Issuer, is pledged to the payment of the principal of, premium, if any, or interest on the Notes or any costs incidental thereto. The Issuer has no taxing power. The Issuer shall not be directly, indirectly, contingently or otherwise liable for any costs, expenses, losses, damages, claims or actions, of any conceivable kind on any conceivable theory, under or by reason of or in connection with this Agreement or the Notes, except only to the extent amounts are received for the payment thereof from the Borrowers hereunder.

(b)    The Administrative Agent, on behalf of the Noteholders, and the Borrowers hereby acknowledge that the Issuer’s sole source of moneys to repay the Notes will be provided by the Revenues, and hereby agree that if such amounts shall ever prove insufficient to pay all principal of, premium, if any, and interest on the Notes as the same shall become due (whether by maturity, redemption, acceleration or otherwise) or any costs incidental thereto, then the Administrative Agent, on behalf of the Noteholders, shall give notice to the Borrowers in accordance with Section 601 hereof, and, upon receipt of such notice the Borrowers, jointly and severally, shall pay such amounts as are required from time to time to prevent any deficiency or default in the payment of such principal, premium, if any, or interest, or costs incidental thereto including, but not limited to, any deficiency caused by acts, omissions, nonfeasance or malfeasance on the part of the Administrative Agent, the Issuer, the Borrowers or any one thereof, or any third party, subject to any right of reimbursement from the Noteholders, the Issuer or any such third party, as the case may be, therefor.

Section 805. Limited Liability.

The Notes are special limited obligations of the Issuer payable solely from the Revenues and, except from such source, none of the Issuer, any Member, any Sponsor or any Issuer Indemnified Person, the State of Wisconsin or any political subdivision or agency thereof or any political subdivision approving the issuance of the Notes shall be obligated to pay the principal of, premium, if any, or interest thereon or any costs incidental thereto. The Notes are not a debt of the State of Wisconsin or any Member and do not, directly, indirectly or contingently, obligate in any manner any Member, the State of Wisconsin or any political subdivision or agency thereof or any political subdivision approving the issuance of the Notes to levy any tax or to make any appropriation for payment of the principal of, premium, if any, or interest on, the Notes or any costs incidental thereto. Neither the faith and credit nor the taxing power of any Member, the State of Wisconsin or any political subdivision or agency thereof or any political subdivision approving the issuance of the Notes, nor the faith and credit of the Issuer, any Sponsor or any Issuer Indemnified Person, shall be pledged to the payment of the principal of, premium, if any, or interest on, the Notes or any costs incidental thereto. The Issuer has no taxing power.

ARTICLE 9

THE NOTEHOLDERS

Section 901. Action by Noteholders.

If there is at any time more than one Noteholder, any request, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Noteholders shall, except as otherwise expressly provided, require the concurrence of the registered owners of Notes representing more than 50% of the principal amount of the Outstanding Notes and may be contained in and evidenced by one or more writings of substantially the same tenor signed by such Noteholders or their authorized representatives. In taking or refraining from any such actions, each Noteholder may act in its sole discretion.

Section 902. Proceedings by the Noteholders.

The Administrative Agent, on behalf of the Noteholders, may by any available legal proceedings enforce and protect their rights hereunder and under the laws of the State of Wisconsin.

Section 903. Expenses of the Noteholders.

The Borrowers will, jointly and severally, prepay or reimburse the Administrative Agent, on behalf of the Noteholders, within 30 days after notice for any expenses and costs (including reasonable and documented attorney’s fees) incurred by it in taking any action hereunder at the request of the Borrowers or resulting from the failure of the Borrowers to pay or perform any of their obligations hereunder or under any other Note Document, or incurred in the exercise of their rights while a default or an Event of Default exists.

ARTICLE 10

THE BORROWERS

Section 1001. Initial Borrowers; Additional Borrowers.

The initial Borrower hereunder is Sky Harbour Capital II LLC. The Joinder Borrowers (as defined in the Issuer Resolution) and, subject to the written approval of the Issuer (in its sole and exclusive discretion), additional Borrowers may join in this agreement by execution and delivery to the Administrative Agent and the Issuer of a Joinder Agreement in the form attached to the Note Purchase Agreement, and thereupon, such Borrower shall become jointly and severally liable for all obligations of the Borrowers hereunder to the same extent as the initial Borrowers.

Section 1002. Representations and warranties of the Borrowers; Corporate Organization, Authorization, and Powers.

Each Borrower represents and warrants that:

(a)    It is a duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate, partnership or limited liability company power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, with the power to enter into or join in this Agreement and to perform this Agreement, and that by proper corporate, limited liability company or partnership action it has duly authorized the execution and delivery of this Agreement. Each Borrower further represents and warrants that the execution and delivery of or joinder in this Agreement and the other Note Documents to which it is a party, and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of or default under any bond, indenture, loan agreement, note or other evidence of indebtedness of such Borrower, the organizational documents of such Borrower, or any contract, agreement, lease, mortgage, security agreement or other instrument to which such Borrower is a party or by which it is bound, or cause such Borrower to be in violation of any applicable statute or rule or regulation of any governmental authority.

(b)    This Agreement and the Note Documents to which it is a party will constitute the legal, valid and binding agreements of the Borrower enforceable against the Borrower in accordance with their terms, including by the Administrative Agent for the benefit of the Noteholders, and (ii) the agreements, obligations, and undertakings of the Borrower in respect of the Unassigned Rights constitute the legal, valid, and binding agreements of the Borrower enforceable against the Borrower (A) by the Issuer in its own right, or (B) in the case of the rights of any the Issuer Indemnified Person (including, without limitation, the right of any the Issuer Indemnified Person to indemnification and immunity from liability), by such Issuer Indemnified Person in his, her or its own right in accordance with their respective terms.

(c)    No written information, exhibit or report furnished to the Issuer by the Borrower in connection with the Borrower’s application for financing or by the Borrower or its representatives in connection with the negotiation of this Agreement or the Note Documents, regardless of whether the Issuer is a party thereto (including, without limitation, any financial statements, whether audited or unaudited, and any other financial information provided in connection therewith) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representation and warranty in this Section 1002(c) is made only to the Issuer and may not be relied upon by any other Person.

(d)    Its representations and warranties made herein (i) are made as of the date of this Agreement and as of the date of delivery of the Series 2025 Notes to the Initial Purchaser, (ii) shall survive the issuance of the Series 2025 Notes, and (iii) shall remain operative and in full force and effect regardless of any investigations by or on behalf of the Issuer or the results thereof.

The representations and warrantees of the Borrowers set forth in the Note Purchase Agreement are hereby incorporated by reference in this Agreement as if set forth in full herein.

Section 1003. Tax Status.

(a) The Borrowers shall not take or omit to take any action if such action or omission (i) would cause the Notes to be “arbitrage bonds” under Section 148 of the IRC, (ii) would cause the Notes to not meet any of the requirements of Section 149 of the IRC, or (iii) would cause the Notes to cease to be “exempt facility bonds” within the meaning of Section 142 of the IRC.

(b)    Each Borrower represents and warrants that no arrangement, formal or informal, has been, and covenants that none shall be, authorized, permitted or made for the purchase of any of the Notes by such Borrower or any “related party” (as defined in Treas. Reg. §1.150-1(b)) in an amount related to the amount loaned by the Issuer to the Borrowers.

(c)    The Borrowers shall not enter into a Hedge Agreement (as hereinafter defined) or any other hedging transaction with respect to the Notes, without obtaining an Opinion of Bond Counsel. “Hedge Agreement” shall mean a payment exchange agreement, swap agreement, forward purchase agreement or any other hedge agreement entered into by the Borrowers providing for payments between the parties based on levels of, or changes in interest rates, stock or other indices or contracts to exchange cash flows or a series of payments or contracts, including without limitation, interest rate floors, or caps, options, puts or calls, which allow the Borrowers to manage or hedge payment, rate, spread or similar risk with respect to the Notes.

(d)    Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event will the occurrence of a Determination of Taxability be a default or an Event of Default under this Agreement, provided that upon the occurrence of a Determination of Taxability the interest rate in effect on the Notes shall be the Gross Up Rate, in accordance with the provisions of the Note Purchase Agreement.

Section 1004. Books and Accounts.

Each Borrower will keep proper accounts of its transactions hereunder (separate from its other accounts), which shall be open to inspection by the Issuer and the Administrative Agent and their representatives duly authorized in writing at reasonable times and upon reasonable notice.

Section 1005. Notification of Determination of Taxability.

The Borrowers will notify promptly the Issuer and the Administrative Agent in writing of the occurrence of any Determination of Taxability or any basis therefor, and of any allegation of which the Borrowers have or acquire knowledge by any federal or State authority that any such event has occurred.

Section 1006. Indemnification by Borrowers.

(a)    The Borrowers hereby fully and forever and irrevocably release and, to the fullest extent permitted by law, each Borrower jointly and severally agrees to indemnify, hold harmless and defend the Issuer, and every Issuer Indemnified Person against any and all fees, losses, damages, claims, actions, liabilities, costs and charges, and expenses of any conceivable nature, kind or character (including, without limitation, fees and expenses of attorneys, accountants, consultants and other experts, litigation and court costs, amounts paid in settlement and amounts paid to discharge judgments) to which the Issuer or the Issuer Indemnified Persons, or any of them, may become subject under any statutory law or regulation (including, without limitation, federal or state securities laws and regulations or federal tax laws and regulations) or at common law or otherwise (collectively, “Liabilities”), arising out of or based upon or in any way relating to:

(i)    the Notes, this Agreement, or any other Note Document or the execution or amendment hereof or thereof or in connection with transactions contemplated hereby or thereby, including the issuance, sale or resale of the Notes;

(ii)    the performance or observance by or on behalf of the Issuer of those things on the part of the Issuer agreed to be performed or observed hereunder or the other documents identified in subsection (i) above;

(iii)    any act or omission of any Borrower or any of its affiliates or affiliated persons, agents, contractors, servants, employees, tenants or licensees in connection with any Project, the operation of any Project, or the condition, environmental or otherwise, occupancy, use, possession, conduct or management of work done in or about, or from the planning, design, acquisition, installation or construction of, any Project or any part thereof;

(iv)    any lien or charge upon payments by any Borrower to the Issuer hereunder, or any taxes (including, without limitation, all ad valorem taxes and sales taxes), assessments, impositions and other charges imposed on the Issuer in respect of any portion of any Project;

(v)    any violation of any environmental regulations with respect to, or the release of any hazardous substances from, any Project or any part thereof;

(vi)    the defeasance and/or redemption, in whole or in part, of the Notes;

(vii)    any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in any offering or disclosure document or disclosure or continuing disclosure document for the Notes or any of the documents relating to the Notes, or any omission or alleged omission from any offering or disclosure document or disclosure or continuing disclosure document for the Notes of any material fact necessary to be stated therein in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

(viii)    any declaration of taxability of interest on the Notes, or allegations that interest on the Notes is taxable or any regulatory audit or inquiry regarding whether interest in the Notes is taxable;

(ix)    any investigation or formal or informal inquiry by any federal, state, or local governmental or regulatory agency (including, but not limited to, the U.S. Securities & Exchange Commission) with respect to the Notes or the transactions contemplated by the Note Documents or in connection therewith;

(x)    any third party request to the Issuer for documents or information regarding the Notes or related documents or transactions pursuant to the Federal Freedom of Information Act (“FOIA”) or Wisconsin Public Records Law (Wis. Stat. §§ 19.21, et. seq.); to the extent not paid by the requesting party;

(xi)    the Administrative Agent’s acceptance or administration of the trust of this Agreement, or the exercise or performance of any of its powers or duties hereunder or under any of the documents relating to the Notes to which it is a party; or

(xii)    any injury to, or death of, any Person or damage to property in or upon any Project or growing out of, or connected with, the use, nonuse, condition or occupancy of any Project;

except, in the case of the foregoing indemnification of the Issuer and any Issuer Indemnified Person, to the extent such Liabilities are caused by the willful misconduct of the Person seeking indemnification.

THE BORROWERS EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE ISSUER AND THE ISSUER INDEMNIFIED PERSONS SHALL BE RELEASED FROM, AND INDEMNIFIED HEREUNDER AGAINST, LIABILITIES ARISING FROM THE ISSUER’S OR ANY ISSUER INDEMNIFIED PERSON’S OWN NEGLIGENCE OF ANY KIND, DESCRIPTION OR DEGREE (EXPRESSLY WAIVING THE COMPARATIVE NEGLIGENCE PROVISIONS OF SECTION 895.045 OF THE WISCONSIN STATUTES AND THE STATUTORY AND COMMON-LAW CONTRIBUTORY OR COMPARATIVE NEGLIGENCE LAWS OF ANY OTHER STATE OR JURISDICTION), OR BREACH OF CONTRACTUAL DUTY, WITHOUT REGARD TO OR THE NECESSITY OF ANY BREACH OR FAULT ON THE PART OF ANY BORROWER OR ANY OTHER PERSON, EXCEPT INSOFAR AS AND TO THE EXTENT THAT ANY SUCH LIABILITIES ARISE FROM THE WILLFUL MISCONDUCT OF THE PERSON SEEKING INDEMNIFICATION.

In the event that any action or proceeding is brought against the Issuer or any Issuer Indemnified Person with respect to which indemnity may be sought hereunder, the Borrowers, upon written notice from the Issuer or such Issuer Indemnified Person, shall assume the investigation and defense thereof, including the employment of counsel selected by the Issuer or the Issuer Indemnified Person, and shall assume the payment of all expenses related thereto, with full power to litigate, compromise or settle the same in its sole discretion; provided that the Issuer and such Issuer Indemnified Person shall have the right to review and approve or disapprove any such compromise or settlement. The Issuer and each Issuer Indemnified Person shall have the right to employ separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Borrowers shall pay the fees and expenses of such separate counsel; provided, however, that the Issuer or such Issuer Indemnified Person may only employ separate counsel at the expense of the Borrowers if in the judgment of the Issuer or such Issuer Indemnified Person a conflict of interest exists by reason of common representation or if all parties commonly represented do not agree as to the action (or inaction) of counsel.

(a)    The rights of any Persons to indemnity hereunder and rights to payment of fees and reimbursement of expenses shall survive the final payment or defeasance of the Notes. The provisions of this Section shall remain valid and in effect notwithstanding repayment of the loan hereunder or payment, redemption or defeasance of the Notes or the termination of this Agreement.

(b)    Insofar as any document or instrument issued or delivered in connection with the Notes (including without limitation, the documents referred to in subsection (i) above) purports to constitute an undertaking by or impose an obligation upon the Borrowers to provide indemnification to the Issuer or the Issuer Indemnified Persons, the indemnification provision or provisions of such document shall not be deemed, interpreted or construed in any way as a modification of or limitation upon the Borrowers’ obligations or the rights of the Issuer or the Issuer Indemnified Person under this Section 1006, and the provisions of this Section 1006 shall in every respect supersede the indemnification provisions of any such other document and shall apply thereto as if fully set forth therein.

THE BORROWERS’ OBLIGATIONS UNDER THIS SECTION 1006 SHALL BE JOINT AND SEVERAL.

Section 1007. Closing Expenses. In addition to and without in any way limiting the Borrowers’ obligations to pay and indemnify the Issuer and the Issuer Indemnified Persons against fees, costs and charges arising out of or in connection with this Agreement, the Notes or the Note Documents, the Borrowers shall pay, upon the closing of the initial issuance of the Series 2025 Notes and as a condition thereto: (i) to the Issuer, the Issuer’s issuance fee of $40,000, plus 0.05% (5 bps) of the maximum par amount of the Series 2025 Notes in excess of $20 million (less, if applicable, any application fee heretofore paid by the Borrowers to the Issuer); and (ii) documented attorney’s fees incurred by the Issuer in connection with the initial issuance of the Series 2025 Notes. For the avoidance of doubt, no additional issuance fee will be due in connection with the subsequent draw down and issuance of Series 2025 Notes up to the $200,000,000 maximum par amount thereof.

Section 1008. Federal Tax Ownership. Each Borrower acknowledges and agrees that for purposes of satisfying Section 142(b) of the Code, each Borrower has relinquished its federal tax rights to depreciate its investment in the Projects and similar tax ownership rights, and that the ground lessor of each component of the Projects (“Ground Lessor”) is the federal tax owner of such component of the Projects for purposes of Section 142(b) of the IRC. As such, the Borrowers, in applying the proceeds of the Notes to refinance or finance the cost of the leasehold interest in the existing premises at any Project and the construction and rehabilitation of any Project is, for federal income tax purposes, taking such actions for the benefit of the related Ground Lessor, and the related Ground Lessor is receiving the benefit of such application. Therefore, each Borrower is treating the payment of its loan payments hereunder as loan payments for purposes of calculating its federal income tax liability under the IRC.

ARTICLE 11

MISCELLANEOUS

Section 1101. Amendment.

This Agreement may be amended by the parties hereto only with the written consent of the Administrative Agent, on behalf of the Noteholders. Any amendment of this Agreement shall be accompanied by an opinion of Bond Counsel to the effect that the amendment (i) is permitted by this Agreement, and (ii) unless waived by the Noteholders, will not adversely affect the exclusion of interest on the Notes from gross income of the owners thereof for federal income tax purposes.

Section 1102. Successor and Assigns.

The rights and obligations of the parties to this Agreement shall inure to their respective successors and assigns.

Section 1103. Notices.

Unless otherwise expressly provided, all notices to the Issuer, the Administrative Agent, the Borrower Representative and the Borrower shall be in writing and shall be deemed sufficiently given if sent by registered or certified mail, return receipt requested, by recognized courier service providing evidence of receipt, or delivered by hand during a Business Day as follows, or to all of the following, to such other address as the addressee shall have indicated by prior written notice to the one giving notice.

If to the Issuer:	PUBLIC FINANCE AUTHORITY 22 East Mifflin Street, Suite 900 Madison, WI 53703 Attention: Scott Carper and Michael LaPierre

If to any Borrower or the Borrower Representative:

SKY HARBOUR CAPITAL II LLC

Hangar M, 136 Tower Road

Westchester County Airport

White Plains, NY 10604

Attention: Tim Herr and Francisco Gonzalez Email: fgonzalez@skyharbour.group; therr@skyharbour.group

If to the Administrative Agent:	JPMorgan Chase Bank, N.A. 383 Madison Avenue, 3rd Floor New York, New York 10179 Mail Code: NY1-M165 Attention: Allyson Goetschius, Janice Fong or Cameron Compertore
Tel No:	(212) 270-0335, (212) 270-3762, or (212) 270-8445
Fax No:	(917) 849-0272 or (917) 464-0884
Email:	allyson.l.goetschius@jpmorgan.com janice.r.fong@jpmorgan.com cameron.compertore@jpmorgan.com

and

JPMorgan Loan Services JPM-Delaware Loan Operations 500 Stanton Christiana Road, NCC5, Floor 01 Newark, Delaware 19713 Attention: Nate Molloy Telephone:(302) 455-3225
Fax No: Email:	(201) 244-3628 PFG_Servicing@jpmorgan.com

Notice hereunder may be waived prospectively or retrospectively by the Person entitled to the notice, but no waiver shall affect any notice requirement as to other Persons.

Section 1104. Agreement Not for the Benefit of Other Parties.

This Agreement is not intended for the benefit of, and shall not be construed to create rights in, parties other than the Borrowers, the Issuer, the Administrative Agent and the Noteholders. Notwithstanding the foregoing or any other provision hereof to the contrary, it is specifically acknowledged and agreed that, to the extent of their rights hereunder (including, without limitation, their rights to immunity and exculpation from pecuniary liability) each Issuer Indemnified Person is a third-party beneficiary of this Agreement entitled to enforce such rights in his, her, its or their own name.

Section 1105. Severability.

In the event that any provision of this Agreement shall be held to be invalid in any circumstance, such invalidity shall not affect any other provisions or circumstances.

Section 1106. Counterparts.

This Agreement may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute one and the same instrument.

Section 1107. Captions.

The captions and table of contents of this Agreement are for convenience only and shall not affect the construction hereof.

Section 1108. Governing Law.

(a)    Except and to the extent provided in Subsection (b) below, this Agreement and all disputes, claims, defenses, controversies or causes of action (whether in contract or tort) that may be based upon, arise out of or relate hereto, including as to any representation or warranty made by the Borrowers in or in connection with this Agreement or as an inducement to enter into this Agreement, shall be governed by the internal laws of the State of New York.

(b)    Notwithstanding Subsection (a), above, any disputes, claims, defenses, controversies or causes of action based upon, arising out of or relating to the following enumerated matters shall be governed by the laws of the State of Wisconsin, excluding conflicts of law principles: (i) Issuer’s organization, existence, statutory and corporate powers, and legal and contractual capacity; (ii) Issuer’s rights to the payment of its fees, costs and expenses (including, without limitation, attorneys’ fees, costs of investigation and the expenses of other professionals retained by the Issuer and the reasonableness of such fees, costs and expenses); (iii) Issuer’s and the Issuer Indemnified Persons’ rights to indemnification from the Borrower (and the Borrower’s corresponding obligation to provide such indemnification); (iv) the Borrower’s release of Issuer and the Issuer Indemnified Persons from liability; (v) exculpation of the Issuer and the Issuer Indemnified Persons from pecuniary liability; and (vi) the Issuer’s governmental rights, privileges and immunities.

(c)    All claims of whatever character arising out of this Agreement shall be brought in the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof; provided, that to the extent that such a dispute, claim, controversy or cause of action enumerated in Subsection (b) above can be separated from other disputes under this Agreement (each a “Separate Dispute”), such Separate Dispute shall be adjudicated by a state or federal court of competent jurisdiction located in Dane County, Wisconsin. By executing and delivering this Agreement, each Borrower irrevocably: (i) accepts generally and unconditionally the exclusive jurisdiction and venue of such courts; (ii) waives any defense of forum non conveniens; and (iii) agrees not to seek removal of such proceedings to any court or forum other than as specified above. The foregoing shall not be deemed or construed to constitute a waiver by the Issuer of any prior notice or procedural requirements applicable to actions or claims against or involving joint powers commissions or governmental units of the State of Wisconsin that may exist at the time of and in connection with such matter.

Section 1109. Waiver of Jury Trial.

EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE NOTEHOLDERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE NOTEHOLDERS TO ACCEPT THIS AGREEMENT AND PURCHASE THE NOTES.

Section 1110. Issuer’s Performance.

None of the provisions of this Agreement or any other Note Document shall require the Issuer to expend or risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder, unless payable from the Revenues, or unless the Issuer shall first have been adequately indemnified to its satisfaction against the cost, expense, and liability which may be incurred thereby. The Issuer shall not be under any obligation hereunder or any other Note Document to perform any administrative service with respect to the Notes or the Project (including, without limitation, record keeping and legal services), it being understood that such services shall be performed or provided by the Borrowers or the Administrative Agent. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations, and provisions expressly contained in this Agreement, and any and every Note executed, authenticated and delivered under this Agreement; provided, however, that the Issuer shall not be obligated to take any action or execute any instrument pursuant to any provision hereof unless and until it shall have (i) been directed to do so in writing by the Administrative Agent, the Borrowers or the Noteholders having the authority to so direct; (ii) received from the Person requesting such action or execution assurance satisfactory to the Issuer that the Issuer’s expenses incurred or to be incurred in connection with taking such action or executing such instrument have been or will be paid or reimbursed to the Issuer; and (iii) if applicable, received in a timely manner the instrument or document to be executed, in form and substance satisfactory to the Issuer.

In complying with any provision herein, including but not limited to any provision requiring the Issuer to “cause” another Person to take or omit any action, the Issuer shall be entitled to rely conclusively (and without independent investigation or verification) (i) on the faithful performance by the Administrative Agent or Borrowers, as the case may be, of their obligations hereunder and (ii) upon any written certification or opinion furnished to the Issuer by the Administrative Agent or any Borrower. In acting, or in refraining from acting, under this Agreement, the Issuer may conclusively rely on the advice of its counsel. The Issuer shall not be required to take any action hereunder that it reasonably believes to be unlawful or in contravention hereof.

Section 1111. No Obligation to Enforce Assigned Rights.

Notwithstanding anything to the contrary in this Agreement, the Issuer shall have no obligation to and instead the Administrative Agent or the Noteholders, as the case may be, in accordance with this Agreement, shall have the exclusive right, without any notice to, direction from, or action by the Issuer (unless otherwise expressly required hereby), to take any and all steps, actions and proceedings, to enforce any or all rights of the Issuer (other than the Unassigned Rights) under this Agreement, including, without limitation, the rights to enforce the remedies upon the occurrence and continuation of an Event of Default and the obligations of the Borrowers under this Agreement.

Section 1112. Content of Certificates.

Notwithstanding provision hereof to the contrary, whenever any certificate or opinion is required by the terms of this Agreement to be given by the Issuer on its own behalf, any such certificate or opinion may be made or given by an Authorized Officer of the Issuer (and in no event individually) and may be based (i) insofar as it relates to factual matters, upon a certificate of or representation by the Administrative Agent or the Borrowers; and (ii) insofar as it relates to legal or accounting matters, upon a certificate or opinion of or representation by counsel or an accountant, in each case under clause (i) and (ii) without further investigation or inquiry by such Authorized Officer of the Issuer or otherwise on behalf of the Issuer.

Section 1113. Survival of Provisions.

The provisions of this Agreement and any other document in connection with the issuance of the Notes to which the Issuer is a party concerning (a) the tax-exempt status of the Notes (including, but not limited to provisions concerning rebate); (b) the interpretation of this Agreement; (c) governing law, jurisdiction and venue; (d) the Issuer’s right to rely on written representations of others contained herein or in any other document or instrument issued or entered into in respect of the Notes, regardless of whether the Issuer is a party thereto; (e) the indemnification rights and exculpation from liability of the Issuer and the Issuer Indemnified Persons; and (f) any other provision of this Agreement not described or enumerated above that expressly provides for its survival, shall survive and remain in full force and effect notwithstanding the payment or redemption in full, or defeasance of the Notes and the termination or expiration of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal all as of the date first above written.

PUBLIC FINANCE AUTHORITY

By:	/s/ Amity A. Dias
Authorized Officr

SKY HARBOUR CAPITAL II LLC

By:	/s/ Tal Keinan
Name: Tal Keinan
Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Allyson Goetschius
Name: Allyson Goetschius
Title: Executive Director

S-1

SCHEDULE I

PROJECTS

Sch.I-

EXHIBIT A

Conversion and Multi-Modal Provisions

Section 1. Interest Rate Modes.

(a)        Initial Floating Rate Mode.

(i)      Initial Terms. The Notes are initially being issued in the Initial Floating Rate Mode and will bear interest, be payable and be subject to redemption as set forth in the Form of Notes set forth in Section 301(c) of the Agreement and the Note Purchase Agreement.

(ii)     Conversion to Other Modes. The Borrowers may elect to convert all or a portion of the Notes from the Initial Floating Rate Mode to and from another Mode, including to the Term Rate Mode or the Fixed Rate Mode upon the purchase thereof in lieu of redemption pursuant to Section 308(d) of the Agreement. In order to designate a new Mode, the Borrowers shall deliver a notice of conversion not less than 20 days prior to any proposed Conversion Date to the Administrative Agent, the Issuer, and the Remarketing Agent, if any (a “Conversion Notice”), specifying (i) that the Notes are being converted, (ii) the Conversion Date, (iii) the Mode that will be effective upon such Conversion, and (iv) in the case of a Conversion to the Term Rate Mode (or from one Term Rate Period to another Term Rate Period), the length of the Term Rate Period, as set by the Borrowers.

No Conversion shall occur unless (i) the Notes remarketed in connection with the Conversion are remarketed at a price of par, (ii) the Conversion Date is a Business Day occurring not less than 15 days following delivery to the Administrative Agent of a written notice of conversion setting forth the Conversion Date, and (iii) the Purchase Price of all Notes on such Conversion Date is paid to the tendering Noteholders. Upon satisfaction of the conditions to Conversion set forth in the preceding sentence, the new Mode for the Notes shall commence on the Conversion Date and the interest rate shall be determined in the accordance with the provisions of this Agreement applicable to such new Mode. In the event that the conditions for a proposed conversion are not met, or if the Borrowers retract their election to convert to another Mode, by written notice to the Administrative Agent, the Issuer, and the Remarketing Agent, if any, not later than the Conversion Date, (i) such conversion shall not take effect on the proposed Conversion Date, notwithstanding any prior notice to the Administrative Agent of such conversion, and (ii) the Notes shall remain in the Mode then in effect. In no event shall the failure of the Notes to be converted to a new Mode, in and of itself, be deemed to be a default or an Event of Default under this Agreement.

(iii)     Events Requiring Mandatory Tender of Floating Rate Notes.

(A)     Change in Mode. In the event that the Notes in the Initial Floating Rate Mode are converted to another Mode, the Notes are subject to mandatory tender for purchase in lieu of redemption on the Conversion Date upon such notice and in accordance with the provisions of Section 308(d) hereof.

Exh. A-1

(b)        Term Rate Mode.

(i)    Upon conversion to the Term Rate Mode, the Notes will bear interest at the Term Rate. With respect to Notes to be converted to the Term Rate Mode, not later than 20 days prior to each Conversion Date, the Borrowers shall notify the Administrative Agent of the term of the Term Rate Period to be applicable to the Notes as of such Conversion Date. Written notice of the conversion of the Notes to the Term Rate Mode, of the proposed Conversion Date shall be given by the Borrowers to the Administrative Agent not fewer than 20 days prior to the proposed Conversion Date.

(ii)    Upon receipt of the notice of conversion to the Term Rate Mode from the Borrowers, the Remarketing Agent shall determine and announce the Term Rate for such Term Rate Period not later than 2:00 P.M. New York, New York time two Business Days before the Conversion Date. The Term Rate shall be the lowest interest rate which in the judgment of the Remarketing Agent, on the basis of prevailing financial market conditions, would permit the sale of the Notes being so converted at par as of the Conversion Date on the basis of their terms as converted. Sale of the Notes at the Term Rate on the Conversion Date shall be a precondition to such conversion. On the date of determination thereof, the Remarketing Agent shall notify the Borrowers, the Issuer and the Administrative Agent of the Term Rate. The determination of the Term Rate shall be conclusive and binding on the Issuer, the Administrative Agent, the Borrowers, and the Noteholders.

(iii)    Conversion to Other Modes. The Borrower may elect to convert the Notes from the Term Rate Mode to another Mode, including to another Term Rate Period or the Fixed Rate Mode. Such election shall be in accordance with the provisions of Section 1(a)(ii) hereof, applicable to Conversion from the Initial Floating Rate Mode; provided, however, that if the Borrowers elect to convert the Notes to another Mode prior to the end of the Term Rate Period then in effect, the Borrowers also shall pay to the Noteholders, in addition to the Purchase Price, a premium equal to the redemption premium, if any, that would be due if the Notes were redeemed in full on the Conversion Date.

(iv)    Events Requiring Mandatory Tender of Term Rate Notes.

(A)    End of the Term Rate Period. The Notes shall be subject to mandatory tender for purchase on the day following the last day of each Term Rate Period.

(B)    Change in Mode. The Notes are subject to mandatory tender for purchase on each Conversion Date, upon notice and in accordance with the provisions of Section 1(b)(iii) hereof.

(c)     Conversion to Fixed Rate Mode. The interest rate on the Notes may be converted by the Borrowers to the Fixed Rate Mode as provided herein. Upon receipt of the notice of conversion to the Fixed Rate Mode from the Borrowers, the Remarketing Agent shall determine and announce the Fixed Rate not later than 2:00 P.M. New York, New York time two Business Days before the Fixed Rate Conversion Date. The Fixed Rate shall be the lowest interest rate which in the judgment of the Remarketing Agent, on the basis of prevailing financial market conditions, would permit the sale of the Notes being so converted at par as of the Fixed Rate Conversion Date on the basis of their terms as converted. Sale of the Notes at the Fixed Rate on the Fixed Rate Conversion Date shall be a precondition to such conversion.

Exh. A-2

The Remarketing Agent shall, if it determines that serialization will achieve a lower net interest cost on the Notes, determine separate Fixed Rates to be assigned to Notes for each serial maturity thereof, in such amounts and in such years as the Remarketing Agent determines will achieve the lowest net interest cost on the Notes. The Remarketing Agent shall determine a separate Fixed Rate for each such maturity of Notes. On the date of determination thereof, the Remarketing Agent shall notify the Administrative Agent by telephone or facsimile promptly confirmed in writing of the amounts, years, and CUSIP numbers (if any) assigned to the Notes and the Fixed Rate for each year. The Administrative Agent shall promptly select the particular Notes or portions thereof to be assigned to the years and in the amounts as determined by the Remarketing Agent. The Administrative Agent shall promptly notify the Borrowers and the Issuer in writing of the assigned amounts and years and the Fixed Rate for each year. The assignment of amounts and years and the determination of the Fixed Rates shall be conclusive and binding on the Issuer, the Administrative Agent, the Borrowers and the Noteholders.

On the date of determination thereof, the Remarketing Agent shall notify the Borrowers, the Issuer and the Administrative Agent of the Fixed Rate(s). The determination of the Fixed Rate(s) shall be conclusive and binding on the Issuer, the Administrative Agent, the Borrowers, and the Noteholders. The Fixed Rate shall become effective on the Fixed Rate Conversion Date and shall remain in effect for the remaining term of the Notes.

Notwithstanding the foregoing, if the preconditions to conversion to the Fixed Rate Mode established by this Section 1(c) are not met by 10:00 A.M. New York, New York time on the Fixed Rate Conversion Date, the Administrative Agent shall deem the proposed conversion to have failed and the Notes shall remain in the then current Mode.

Section 2. Remarketing of Notes Tendered.

(a)      General. Upon any Conversion, the Remarketing Agent shall solicit offers to purchase and use its best efforts to find a purchaser for Tendered Notes, provided that Notes shall not be remarketed to the Issuer, the Borrowers, any guarantor of the Notes or “insiders” of any of them as that term is defined in the United States Bankruptcy Code. Any such purchase shall be made by payment of the Purchase Price in immediately available funds to the Administrative Agent. The Purchase Price shall be equal to the principal amount to be purchased together with the interest accrued on such principal amount to the Tender Date. By 2:00 P.M. New York, New York time, on the Tender Date, Notes remarketed under this section shall be made available by the Administrative Agent to the purchasers thereof and shall be registered in the manner directed by the recipient thereof, provided that such Notes shall not be delivered unless and until the Administrative Agent has received the Purchase Price therefor. Notes not remarketed shall be held by the Administrative Agent.

(b)      Remarketing of Notes Between Notice and Redemption or Conversion Date. No Notes scheduled to be redeemed or converted to the Fixed Rate Mode may be remarketed hereunder after receipt by the Remarketing Agent of notice of redemption or Conversion of such Notes to the Fixed Rate Mode from the Borrowers unless the Remarketing Agent, on or before the redemption date or Tender Date, gives notice to the purchaser that the Notes will be redeemed or converted, and such purchaser will be required to surrender its Notes for payment on the applicable redemption date or to tender its Notes for mandatory purchase on the Fixed Rate Conversion Date, as the case may be.

Exh. A-3

(c)    Unless the Notes are refunded or redeemed following a mandatory tender, the Borrowers shall use its best efforts to remarket, or cause to be remarketed, the Notes following a mandatory tender, in accordance with the provisions of this Agreement.

Section 3. Paying Agent. The Administrative Agent shall act as paying agent, registrar and transfer agent for the Notes, unless the Borrowers appoints a separate paying agent, provided that there shall be no paying agent while the Notes are in the Initial Floating Rate Mode.

Section 4. Remarketing Agent.

(a)      Qualifications and Responsibilities. The Borrowers shall, prior to the Conversion of the Notes to another Mode, appoint and employ the services of a Remarketing Agent. The Remarketing Agent shall be authorized by law to perform all of the duties imposed upon it by this Agreement. In addition, the Remarketing Agent shall be a member of the National Association of Securities Dealers, Inc. or a banking corporation, acceptable to the Borrowers, or a Municipal Advisor (as defined in Section 15B of the Securities Exchange Act of 1934, as amended), selected by the Borrowers. The Remarketing Agent, which may act by means of agents, shall signify its acceptance of the duties and obligations imposed upon it hereunder by a written agreement with the Borrowers under which the Remarketing Agent will agree, among other things, to:

(i)     determine as applicable in accordance with the provisions of this Agreement, the Term Rate or the Fixed Rate;

(ii)    give all notices to the Administrative Agent regarding the determination of interest rates on the Notes and regarding Tendered Notes as are required of the Remarketing Agent in this Agreement;

(iii)    hold all moneys received hereunder from the remarketing of Tendered Notes uninvested for the benefit of the person or entity which shall have delivered such moneys until the Remarketing Agent shall have transferred such moneys to the Administrative Agent as provided in this Agreement;

(iv)    keep such books and records with respect to its duties as Remarketing Agent as shall be consistent with prudent industry practice and make such books and records available for inspection by the parties hereto at all reasonable times; and

(v)    use its best efforts to remarket Notes in accordance with this Agreement and any remarketing agreement entered into by the Remarketing Agent and the Borrowers.

Exh. A-4

The Remarketing Agent may enter into custodial agreements with one or more banking or similar institutions for the deposit and holding of the Notes in order to facilitate the tendering and remarketing of Notes as provided in this Agreement; provided, however, that in no event shall the Issuer or the Administrative Agent be responsible or held liable for any action taken or not taken under any such custodial agreement and in no way shall any such custodial agreement relieve or otherwise alter the obligations and responsibilities of the Remarketing Agent set forth in this Agreement.

(b)    Removal or Resignation of Remarketing Agent. The Borrowers may remove the Remarketing Agent at any time upon 15 days’ prior written notice to the Remarketing Agent and the parties hereto and may appoint a successor which meets the qualifications set forth herein and which is reputable and experienced in the remarketing of obligations similar to the Notes, but such removal shall not take effect until a successor has been appointed and has assumed the duties hereunder. The Borrowers shall appoint a successor with similar qualifications if the Remarketing Agent resigns or becomes ineligible. The Borrowers shall give the Issuer, and the Administrative Agent at least 15 days’ written notice prior to the appointment of a successor Remarketing Agent. The Administrative Agent shall give written notice to the Noteholders of any removal or appointment of the Remarketing Agent of which it receives written notice.

(c)    Successors. Any corporation, association, partnership or firm which succeeds to the business of the Remarketing Agent as a whole or substantially as a whole, whether by sale, merger, consolidation, or otherwise, shall thereby become vested with all the duties, property, rights and powers of the Remarketing Agent under this Agreement and shall be subject to all the duties and obligations of the Remarketing Agent under this Agreement. In the event that the Remarketing Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Remarketing Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Borrower shall not have appointed its successor within 30 days, the Administrative Agent shall apply, at the expense of the Borrowers, to a court of competent jurisdiction for such appointment.

Section 5. Definitions.

In addition to terms defined elsewhere in this Agreement, the following terms have the following meanings in this Exhibit A, unless the context otherwise requires:

“Conversion” means a change in Mode in accordance with the provisions of this Agreement.

“Conversion Date” means the day on which a Note is converted from one Mode to a different Mode, including the change from one Term Rate Period to another Term Rate Period.

“Conversion Notice” means a notice given pursuant to Section 1(a)(ii) hereof.

“Delivery Date” means, with respect to a Note tendered for purchase, the Tender Date or any subsequent Business Day on which such Note is delivered to the Administrative Agent as provided herein and in the applicable Form of Notes.

“Delivery Office,” when used with respect to the Administrative Agent, means the office designated by the Administrative Agent to the Remarketing Agent, the Borrowers and the Issuer.

Exh. A-5

“Fixed Rate” means a rate or rates of interest on the Notes that is fixed for the remaining term of the Notes.

“Fixed Rate Conversion Date” means the date upon which the Fixed Rate first becomes effective for the Notes.

“Fixed Rate Mode” means an interest rate mode in which the Notes bear interest at a Fixed Rate.

“Initial Floating Rate Mode” means, interest rate mode in effect for the Notes for the period commencing on the Closing Date through and including September 1, 2030, as the same may be extended by the agreement of the Borrowers and the Administrative Agent, pursuant to the terms of the Note Purchase Agreement.

“Mandatory Tender Date” means any date on which a Note is required to be purchased in accordance herewith.

“Mode” means the period for and the manner in which the interest rates on the Notes are set and includes the Initial Floating Rate Mode, the Term Rate Mode and the Fixed Rate Mode.

“Purchase Price” means an amount equal to the principal amount of any Note tendered or deemed tendered to the Administrative Agent for purchase pursuant to the applicable Form of Notes, plus any accrued and unpaid interest thereon to the date of purchase.

“Remarketing Agent” means a Person appointed by the Borrower: (i) pursuant to a Remarketing Agreement to serve as the Borrower’s agent in connection with the remarketing of the Notes upon conversion of the Notes to any Mode, and to perform the duties of a Remarketing Agent hereunder.

“Remarketing Agreement” means an agreement by and between the Borrowers and a Remarketing Agent relating to the remarketing of Notes in the Term Rate Mode, or upon the Conversion of the Notes to another Mode, as the same may be amended or supplemented from time to time in accordance with the provisions thereof.

“Tendered Note” means any Note tendered or deemed tendered for purchase pursuant to this Exhibit A.

“Tender Date” means each Mandatory Tender Date.

“Term Rate” means the per annum interest rate for the Notes in the Term Rate Mode determined pursuant to Section 1(b) hereof.

“Term Rate Note” means Notes that bear interest at the Term Rate as provided in Section

301(g).

“Term Rate Mode” means the Mode during which the Notes bear interest at the Term Rate.

Exh. A-6

“Term Rate Period” means for the Notes in the Term Rate Mode, the period from (and including) the applicable Conversion Date to (and including) the last day of the period that the Notes shall be in the Term Rate Mode as established by the Borrower for such Notes pursuant to Section 1(b) hereof.

Section 6. Forms of Notes. Upon Conversion of the Notes to the Term Rate Mode or the Fixed Rate Mode, the Notes shall be issued in substantially the following forms:

(i)      Form of Term Rate or Fixe Rate Notes. The Notes may be issued in the Term Rate Mode or the Fixed Rate Mode in substantially the form prescribed below.

R-	$

PUBLIC FINANCE AUTHORITY

Revenue Notes

Sky Harbour Obligated Group II Issue, Series 2025

MATURITY DATE:

CUSIP:

DATE OF THIS NOTE:                      , 2025.

(Date as of which Notes of this series were initially issued)

PAYMENT DATES: (i)                  1 and                  1 (but not before                  1, 20   ), and (ii) the Maturity Date or Redemption Date

REGISTERED OWNER:

DATE OF REGISTRATION:

PRINCIPAL AMOUNT:

MODE:

[TERM/FIXED] RATE:                               %

THIS NOTE IS A SPECIAL LIMITED OBLIGATION OF THE ISSUER PAYABLE SOLELY FROM THE REVENUES (AS DEFINED IN THE HEREINAFTER DEFINED AGREEMENT), AND EXCEPT FROM SUCH SOURCE, NONE OF THE ISSUER, ANY SPONSOR, ANY MEMBER, ANY ISSUER INDEMNIFIED PERSON, THE STATE OF WISCONSIN, OR ANY POLITICAL SUBDIVISION OR AGENCY THEREOF OR ANY POLITICAL SUBDIVISION APPROVING THE ISSUANCE OF THIS NOTE SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST HEREON OR ANY COSTS INCIDENTAL HERETO. THIS NOTE IS NOT A DEBT OF THE STATE OF WISCONSIN OR ANY MEMBER AND DOES NOT DIRECTLY, INDIRECTLY OR CONTINGENTLY

OBLIGATE, IN ANY MANNER, ANY MEMBER, THE STATE OF WISCONSIN OR ANY POLITICAL SUBDIVISION OR AGENCY THEREOF OR ANY POLITICAL SUBDIVISION APPROVING THE ISSUANCE OF THIS NOTE TO LEVY ANY TAX OR TO MAKE ANY APPROPRIATION FOR PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON, THIS NOTE OR ANY COSTS INCIDENTAL HERETO. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF ANY MEMBER, THE STATE OF WISCONSIN OR ANY POLITICAL SUBDIVISION OR AGENCY THEREOF OR ANY POLITICAL SUBDIVISION APPROVING THE ISSUANCE OF THIS NOTE, NOR THE FAITH AND CREDIT OF THE ISSUER, ANY SPONSOR OR ANY ISSUER INDEMNIFIED PERSON, SHALL BE PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON, THIS NOTE OR ANY COSTS INCIDENTAL HERETO. THE ISSUER HAS NO TAXING POWER.

Exh. A-7

THIS NOTE HAS BEEN AUTHORIZED AND ISSUED PURSUANT TO THE LAWS OF THE STATE OF WISCONSIN, INCLUDING PARTICULARLY, SECTION 66.0304 OF THE WISCONSIN STATUTES, AS AMENDED. NOTES ISSUED UNDER SECTION 66.0304 SHALL NOT BE INVALID FOR ANY IRREGULARITY OR DEFECT IN THE PROCEEDINGS FOR THEIR SALE OR ISSUANCE.

Public Finance Authority, a joint powers commission under the Act (as hereinafter defined), the “commission” under Section 66.0304 of the Wisconsin Statutes, and a unit of government and body corporate and politic organized and existing under the laws of the State of Wisconsin (the “Issuer”), for value received promises to pay to the REGISTERED OWNER of this note, or registered assigns, but solely from the moneys to be provided under the Agreement mentioned below, upon presentation and surrender hereof, in lawful money of the United States of America, the PRINCIPAL AMOUNT in installments as set forth below, commencing on           1,

20 , and on each September 1 thereafter, with the remaining principal balance due on the MATURITY DATE, unless paid earlier as provided below, with interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the most recent PAYMENT DATE to which interest has been paid or duly provided for or, if no interest has been paid, from the initial date of Conversion to the [Term/Fixed] Rate Mode, at the INTEREST RATE per annum, payable on each PAYMENT DATE, until the date on which this note becomes due, whether at maturity or by acceleration or redemption. From and after that date, any unpaid principal will bear interest at the same rate until paid or duly provided for but unpaid interest shall not bear interest. The principal and premium, if any, of this note is payable by bank check or draft upon presentation and surrender hereof to the Administrative Agent at its principal office unless this note is in the Book-Entry-Only System or the Administrative Agent has received wiring instructions from the owner of this note prior to the applicable record date, in which case payment shall be by wire transfer of immediately available funds within the continental United States. Interest is payable by check mailed on the PAYMENT DATE by the Administrative Agent to the REGISTERED OWNER of this note (or of one or more predecessor or successor Notes (as defined below)), determined as of the close of business on the applicable record date, at its address as shown on the registration books maintained by the Administrative Agent unless this note is in the Book-Entry-Only System, in which case interest is payable by wire or bank transfer of immediately available funds within the continental United States. If any PAYMENT

Exh. A-8

DATE, redemption date or MATURITY DATE shall be a day which is not a Business Day, then the payment of principal, premium, or interest, as applicable, to be made on such date, may be made on the next succeeding Business Day with the same force and effect as if made on the specified payment date and no interest shall accrue for the period after the specified payment date. Notwithstanding any provision herein to the contrary, at no time, whether as a result of an Event of Default or otherwise, shall the interest on this Note exceed the Maximum Rate.

The record date for payment of interest is the 15th day of the month preceding the date on which the interest is to be paid, provided that, with respect to overdue interest or interest on any overdue amount, the Administrative Agent may establish a special record date. The special record date may be not more than 30 days before the date set for payment. The Administrative Agent will give notice of a special record date to the registered owners of the Notes at least 10 days before the special record date. The Administrative Agent will promptly certify to the Issuer that it has given such notice to all Noteholders, and such certificate will be conclusive evidence that such notice was given in the manner required hereby.

Unless otherwise defined herein, capitalized terms used in this note shall have the same meanings assigned to them in the Loan and Security Agreement, dated as of September 1, 2025 (the “Agreement”), by and among the Issuer, Sky Harbour Capital II LLC, the other borrowers from time to time party thereto (collectively, the “Borrowers”), and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), on behalf of the Noteholders.

This note, which may be transferred or exchanged for one or more notes as set forth below (collectively, the “Series 2025 Notes”), is the only instrument representing a borrowing in the aggregate principal amount of up to $200,000,000, being issued by the Issuer under and in accordance with the laws of State of Wisconsin, including Sections 66.0301, 66.0303 and 66.0304, as amended, of the Wisconsin Statutes (the “Act”), and resolutions duly adopted by the board of directors of the Issuer, which resolutions also authorize the execution and delivery of the Agreement. The Series 2025 Notes are being issued pursuant to the Agreement. Pursuant to the Agreement, the Issuer is loaning the proceeds of the Series 2025 Notes to the Borrowers for the purpose of financing the Projects (as defined in the Agreement). The Borrowers have agreed to repay the borrowing in the amounts and at the times necessary to enable the Issuer to pay the principal and Purchase Price (as defined below) of, premium, if any, and interest on the Series 2025 Notes, and the Issuer has assigned its rights to receive such funds to the Administrative Agent, for the benefit of the Noteholders, subject to the provisions of the Agreement. Reference is made to the Agreement for a description of the funds pledged and the rights, limitations of rights, duties, obligations and immunities of the Borrowers, the Issuer and the Noteholders, including the order of payments in the event of insufficient funds. The Agreement may be amended to the extent and in the manner provided therein.

In case any Event of Default (as defined in the Agreement) occurs and is continuing, the principal amount of this note together with accrued interest hereon may be declared due and payable in the manner and with the effect provided in the Agreement.

At the option of the Borrowers and upon certain conditions as provided for in the Agreement, the Notes may be converted from the Term Rate Mode to any other Mode (including from one Term Rate Period to another Term Rate Period).

Exh. A-9

The Notes shall be subject to mandatory redemption from sinking fund installments at their principal amounts, without premium, plus accrued interest to the redemption date, commencing on           1, 20 and on each           1 thereafter, in accordance with a schedule established on the Conversion Date by the Remarketing Agent providing for approximately equal aggregate annual installments of principal and interest, with the principal amount of Notes Outstanding as of the Conversion Date amortized over the remaining term of the Notes, based on the interest rate then in effect.

Notes in the [Term/Fixed] Rate Mode also are subject to redemption in whole or in part on any PAYMENT DATE at a redemption price of par, without premium, plus accrued interest to the redemption date from excess proceeds at the completion of the Projects, or upon a substantial loss to the Projects, from insurance or condemnation award proceeds allocable to the Notes, pursuant to the extraordinary redemption provisions of the Agreement.

[If applicable: The Notes are redeemable pursuant to the Agreement prior to maturity beginning on           1, , at the option of the Borrowers, as a whole or in part at any time, at the following prices expressed in percentages of their principal amount, plus accrued interest to the redemption date:]

Redemption Date	Redemption Price
%

[This table shall be completed based on redemption schedule established for the Notes pursuant to the Agreement.]

If less than all of the Outstanding Notes are to be called for redemption, the Notes (or portions thereof) to be redeemed shall be selected as provided in the Agreement. Mandatory or optional redemption (other than sinking fund redemption) shall reduce the mandatory sinking fund redemption obligation in inverse order of payment dates.

In the event this note or any portion hereof is selected for redemption, notice will be given no more than 45 nor less than 20 days prior to the redemption date to the REGISTERED OWNER at its address shown on the registration books maintained by the Administrative Agent, which notice may be conditional. Failure to give notice to the owner of any other Note or any defect in the notice to such an owner shall not affect the redemption of this note.

If this note is of a denomination in excess of [$500,000], portions of the principal amount in the amount of [$500,000] or any multiple thereof may be redeemed. If less than all of the principal amount is to be redeemed, unless this note is in the Book-Entry-Only System, upon surrender of this note to the Administrative Agent, there will be issued to the REGISTERED OWNER, without charge, a new Note or Notes, at the option of the REGISTERED OWNER, for the unredeemed principal amount.

Notice of redemption having been duly given, this note, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and, moneys for the redemption having been deposited with the Administrative Agent, from and after the date fixed for redemption, interest on this note (or such portion) will no longer accrue.

Exh. A-10

This note is transferable by the REGISTERED OWNER, in person or by its attorney duly authorized in writing, at the payment office of the Administrative Agent at Payment Office, upon surrender of this note to the Administrative Agent for cancellation. Upon transfer, a new Note or Notes in authorized denominations of the same aggregate principal amount will be issued to the transferee at the same office. No transfer will be effective unless represented by such surrender and reissue. This note may also be exchanged at the Payment Office of the Administrative Agent for a new Note or Notes of the same aggregate principal amount without transfer to a new registered owner. Exchanges and transfers will be without expense to the holder except for applicable taxes or other governmental charges, if any. The Administrative Agent will not be required to make an exchange or transfer of this note (i) if this note or any portion thereof has been selected for redemption or (ii) during the 15 days preceding any date fixed for selection for redemption if this note (or any part thereof) is eligible to be selected or has been selected for redemption.

This note is issuable only in fully registered form in the denominations of [$500,000] and any multiple of $5,000 in excess thereof.

The Issuer, the Administrative Agent, and the Borrowers may treat the REGISTERED OWNER as the absolute owner of this note for all purposes, notwithstanding any notice to the contrary.

Neither the members of the Issuer, nor any person executing this note are liable personally hereon or subject to any personal liability or accountability by reason of the issuance hereof.

PUBLIC FINANCE AUTHORITY

(SEAL)
By:
Authorized Officer

ASSIGNMENT

For value received the undersigned sells, assigns and transfers this note to:

(Name and Address of Assignee)

Social Security or Other Identifying Number of Assignee

and irrevocably appoints                                                                        attorney-in-fact to transfer it on the books kept for registration of the note, with full power of substitution.

Exh. A-11

NOTE: The signature to this assignment must correspond with the name as written on the face of the note without alteration or enlargement or other change.

Dated:

Signature Guaranteed:

Participant in a Recognized
Signature Guaranty Medallion Program
or other certification satisfactory to the Administrative Agent

By:
Authorized Signatory

Exh. A-12